UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Crawford & Company

(Name of Registrant as Specified in its Charter)

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March 23, 2010
Dear Shareholder:

You are cordially invited to attend the Company’s 2010 Annual Meeting of Shareholders, which will be held on Tuesday, May 4, 2010, beginning at 2:00 p.m. Eastern Time at the Company’s headquarters, 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319.

The official Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the meeting and the various matters on which you are being asked to vote.

As is our custom, a brief report will be made immediately after the annual meeting on the Company’s 2009 activities and the outlook for 2010. We hope you will be able to attend the annual meeting. Whether or not you plan to attend, it is important that you sign and return your Proxy, or vote electronically by telephone or through the Internet, promptly, as your vote is important to the Company.

On behalf of our Board of Directors, officers, and employees, we wish to thank you for your continued interest in and support of Crawford & Company.

Sincerely,

Jeffrey T. Bowman
President and Chief Executive Officer

CRAWFORD & COMPANY
P.O. Box 5047
Atlanta, Georgia 30302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 4, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the “Company”) will be held at the Company’s headquarters, 1001 Summit Boulevard, N.E., Atlanta, Georgia, 30319, on Tuesday, May 4, 2010, at 2:00 p.m. Eastern Time, for the following purposes:

1. To elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To approve an amendment to the Crawford & Company 1996 Employee Stock Purchase Plan, as amended, to increase the number of shares of Class A Common Stock available under the Plan by 1,000,000;

3. To approve the Crawford & Company U.K. ShareSave Scheme, as amended;

4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2010 fiscal year; and

5. To transact any and all other such business as may properly come before the meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 23, 2010. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 2010 are entitled to vote at the annual meeting or any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to be voted at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2010:

The proxy statement and 2009 annual report are available at https://materials.proxyvote.com/224633.

By Order of The Board of Directors,

Allen W. Nelson,
Secretary

Atlanta, Georgia
March 23, 2010

It is important that your shares of Class B Common Stock be represented at the annual meeting whether or not you are personally able to be present. Accordingly, please complete and sign the enclosed Proxy and return it in the accompanying postage prepaid envelope, or vote your Proxy electronically by telephone or through the Internet. Signing and returning the Proxy, or submitting it electronically, will not affect your right to vote in person at the annual meeting.

This Proxy is being solicited with respect to shares of Class B Common Stock of the Company by the Board of Directors of the Company. Proxies are not being solicited with respect to shares of Class A Common Stock of the Company.

CRAWFORD & COMPANY
P.O. Box 5047
Atlanta, Georgia 30302

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 4, 2010

The Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), will be held at the headquarters of the Company, located at 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319 on Tuesday, May 4, 2010 at 2:00 p.m., Eastern Time. We are first mailing or delivering, or making available on the Internet at https://materials.proxyvote.com/224633, this Proxy Statement and the form of Proxy to shareholders on or about March 23, 2010. Our Annual Report to Shareholders for the fiscal year ended December 31, 2009 is also being delivered with the Proxy Statement.

Why am I being furnished this Proxy Statement and Proxy?

You are being furnished this Proxy Statement and the accompanying Proxy Card, or “Proxy,” because you own shares of the Company’s Class B Common Stock. A Proxy is a legal designation of another person to vote the stock that you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy, a proxy card or a form of proxy.

All of the Company’s shareholders on the Record Date, described below, are being furnished a copy of the Notice of Annual Meeting. However, only holders of the Company’s Class B Common Stock are entitled to vote on the matters subject to a vote at the Annual Meeting. The Proxy Statement describes the matters which will be voted on at the Annual Meeting. It also gives you information so that you can make an informed voting decision.

If you sign and return the Proxy, you are appointing J.T. Bowman, W.B. Swain and A.W. Nelson as your representatives at the Annual Meeting. Messrs. Bowman, Swain and Nelson will vote your shares of Class B Common Stock at the Annual Meeting as you instruct them on the Proxy. This way, your shares will be voted at your direction whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your Proxy, vote by telephone or vote over the Internet in advance of the Annual Meeting just in case your plans change.

Who is furnishing the Proxy Statement and Proxy?

The Board of Directors of the Company is furnishing this Proxy Statement and Proxy to solicit proxies on its behalf to vote at the Annual Meeting.

How do I know if I am entitled to vote? What is a record date?

Only shareholders of record of our Class B Common Stock as of the close of business on March 15, 2010, which we refer to as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting.

How many shares of Class B Common Stock are outstanding? How many votes is each share of Class B Common Stock entitled to at the Annual Meeting?

As of the Record Date, we had outstanding 24,697,172 shares of Class B Common Stock, each share being entitled to one vote on each matter acted upon at the Annual Meeting.

I own shares of Class A Common Stock. Why did I receive this Proxy Statement?

For information only, this Proxy Statement is being mailed to shareholders of our Class A Common Stock as of the Record Date. Shares of Class A Common Stock are not entitled to vote at the Annual Meeting. Accordingly, no Proxy is being requested and no Proxy should be returned with respect to such shares.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct business at the Annual Meeting, we must have a quorum at the Annual Meeting, which means that a majority of the issued and outstanding shares of Class B Common Stock as of the Record Date must be present. Your vote will be counted as present for purposes of determining the presence of a quorum if you:

•	vote over the Internet or by telephone,

•	properly submit a Proxy (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a broker or bank) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Please note that banks and brokers which have not received voting instructions from their clients may not vote their clients’ shares on the election of directors, the amendment to the Crawford & Company 1996 Employee Stock Purchase Plan or the Crawford & Company U.K. ShareSave Scheme, but may, but are not required to, vote such shares with respect to the ratification of the appointment of independent auditors.

On what items am I being asked to vote?

You are being asked to vote on four items:

•	the election of eight (8) directors;

•	the approval of an amendment to the Crawford & Company 1996 Employee Stock Purchase Plan, as amended, to increase the number of shares of Class A Common Stock available under such plan by 1,000,000;

•	the approval of the Crawford & Company U.K. ShareSave Scheme, as amended; and

•	the ratification of Ernst & Young LLP as our independent auditors for the Company’s 2010 fiscal year.

How may I vote on all of the matters to be considered at the Annual Meeting?

With respect to the election of directors, you may:

•	vote FOR all nominees;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for all eight nominees.

Each share of Class B Common Stock is entitled to cast an affirmative vote for up to eight (8) Director nominees. Cumulative voting is not permitted. The eight nominees for Director who receive the highest number of votes cast, in person or by Proxy, at the Annual Meeting will be elected as Directors. Votes withheld, abstentions and broker non-votes, will have no effect on the outcome of the election of Directors.

With respect to the other proposals to be voted at the Annual Meeting, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The vote required to approve each other proposal is a majority of the shares of Class B Common Stock present in person or represented by Proxy. For these purposes, abstentions are neither counted as votes cast for or against a proposal.

How do I vote?

You may attend the Annual Meeting and vote your shares in person, or you may choose to submit your Proxy by any of the following methods:

•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed Proxy, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your Proxy unless it is properly revoked by you.

•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the Proxy. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Proxy. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your Proxy.

•	Voting by Internet. You also may vote your shares through the Internet by signing on to the website identified on the Proxy and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Proxy. The procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your Proxy.

What if I return my Proxy but do not provide voting instructions?

If you properly execute and return your Proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board of Directors as to all such matters.

If you sign your Proxy and return it without marking any voting instructions, your shares will be voted FOR the election of all Director nominees, FOR the amendment to the Crawford & Company 1996 Employee Stock Purchase Plan, as amended, FOR the approval of the Crawford & Company U.K. ShareSave Scheme, as amended, and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2010 fiscal year, as well as in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If you are a shareholder whose shares are held in “street name,” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

We encourage shareholders who hold shares in street name to provide instructions to that record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Annual Meeting. If shares are held through a brokerage account, the brokerage firm, under certain circumstances, may vote the shares without instructions. On certain “routine” matters, such as the ratification of the appointment of auditors, brokerage firms have authority under New York Stock Exchange, or NYSE, rules to vote their customers’ shares if the customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. The proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the year 2010 is considered a routine matter.

On “non-routine” matters, if the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting but not for determining the number of shares voted for or against the non-routine matter. The proposals relating to the election of directors, the amendment to the Crawford & Company 1996 Employee Stock Purchase Plan, as amended, and the approval of the Crawford & Company U.K. ShareSave Scheme, as amended, are each considered non-routine matters.

What if I change my mind after I return my Proxy?

Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by the execution of another Proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting will have the opportunity to revoke their Proxy and vote in person if they so desire.

How can I obtain a copy of the 2009 Annual Report to Shareholders and the 2009 Annual Report on Form 10-K?

Our Annual Report to Shareholders for the fiscal year ended December 31, 2009 is enclosed herewith. The Annual Report forms no part of the material for the solicitation of proxies. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission, or “SEC,” and our Annual Report to Shareholders, are available free of charge upon written request to the Secretary, Crawford & Company, P. O. Box 5047, Atlanta, Georgia 30302 and on the Company’s web site www.crawfordandcompany.com. The Annual Report on Form 10-K (including all exhibits) is also available on the SEC’s website at www.sec.gov.

Who is paying for the expenses of this solicitation?

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more of our employees. We will also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to their principals, the beneficial owners of the Company’s Class A or Class B Common Stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees and Voting

From and after the Annual Meeting, our Board of Directors has fixed the number of Directors constituting the full Board at eight, and has nominated the eight persons listed below as Directors, to hold office until the next annual meeting and until their successors are elected and qualified. Each nominee, except Russel L. Honoré, was elected by the shareholders at the Company’s previous annual meeting on May 5, 2009. Gen. Honoré is a member of the present Board of Directors and was appointed as a member of the Board on May 5, 2009. If, at the time of the Annual Meeting, any of the nominees should be unable to serve, the persons named in the Proxy will vote for substitute nominees selected by the Board of Directors or, as an alternative, the Board of Directors could reduce the size of the Board and/or the number of Directors to be elected at the Annual Meeting. We have no reason to believe that any of the nominees will be unable or unwilling to serve as a Director for his full term until the next annual meeting and until his successor is elected and qualified.

Nominee Information

The following gives certain information as to each person nominated by our Board of Directors for election as a Director:

P. George Benson, age 63, is the President of the College of Charleston, a position he has held since February 2007. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. Dr. Benson has served as a member of the Board of Directors since 2005. Dr. Benson also serves as a member of the boards of directors of Nutrition 21, Inc. and AGCO, Inc. Dr. Benson’s distinguished professional background in academics and leadership positions at the College of Charleston and University of Georgia, together with the experience he brings to the Board as a current director, led to the Board’s decision to nominate Dr. Benson for reelection to our Board.

Jeffrey T. Bowman, age 56, is the President and Chief Executive Officer of the Company. Mr. Bowman was appointed President and Chief Executive Officer of the Company effective January 1, 2008. Prior to that, from January 1, 2006 he was Chief Operating Officer — Global Property & Casualty of the Company in charge of the U.S. Property & Casualty and International Operations segments. From April 1, 2001 to December 31, 2005, he was President of Crawford & Company International, Inc. managing the Company’s international operations. Mr. Bowman has served as a member of the Board of Directors since 2008. The Board believes Mr. Bowman’s executive leadership, and the extensive industry expertise he has developed working in senior management, uniquely qualify Mr. Bowman to continue to serve as a director of the Company.

Jesse C. Crawford, age 61, is the President and Chief Executive Officer of Crawford Media Services, Inc., a provider of post production services, and was appointed to this position on January 15, 2010. Prior to that and since September, 1984, he was President and Chief Executive Officer of Crawford Communications, Inc., a full-service provider of teleproduction services including audio/video production and post production, multimedia title design, satellite services, animation, and special effects. Mr. J.C. Crawford has served as a member of the Board of Directors since 1986. Mr. J.C. Crawford’s significant experience in senior management of a services company with both international and disaster recovery components, as well as the significant knowledge base acquired by having served as a director of the Company for more than 20 years qualify him to continue to serve on the Board.

James D. Edwards, age 66, is a retired partner of Arthur Andersen LLP. Mr. Edwards has served as a member of the Board of Directors since 2005. Mr. Edwards also serves a member of the boards of directors of IMS Health Incorporated, Cousins Properties, Inc., Transcend Services, Inc. and Huron Consulting Group, Inc. Mr. Edwards’ significant financial expertise developed through 30 years’ experience in public accounting, as well as his public company board experience in varied industries, were important considerations in the Board’s belief that Mr. Edwards is highly qualified to serve on our Board.

Russel L. Honoré, age 62, Lieutenant General (U.S. Army, Ret.), has served as a member of the Board of Directors since 2009. From 2004 through 2008, Gen. Honoré served as a lieutenant general in the U.S. Army, holding the post of Commanding General, First U.S. Army. Since his retirement in February 2008, Gen. Honoré has been self employed as a public speaker. Gen. Honoré has significant experience relating to disaster preparedness, particularly including his role as commander of the joint task force responsible for coordinating military relief efforts after Hurricane Katrina. The Board believes Gen. Honoré is highly qualified to serve as a director as a result of his significant public service background and his high level management insight and experience related to catastrophes and similar large-scale operations.

Charles H. Ogburn, age 54, is an Executive Director of Arcapita, Inc., an international private equity firm. Mr. Ogburn has served as a member of the Board of Directors since 2009. Mr. Ogburn also serves as a member of the board of directors of Caribou Coffee Company. Mr. Ogburn has extensive experience in international business matters as well as financial counseling to public and private companies in various life-cycle stages, which experience the Board considered in determining that it believes Mr. Ogburn remains qualified to serve on the Board.

Clarence H. Ridley, age 67, is the Chairman of the Board of Haverty Furniture Companies, Inc. a furniture retailer (retiring May 2010). Mr. Ridley has served as a member of the Board of Directors since 2004. Mr. Ridley also serves as a member of the board of trustees of the RidgeWorth Funds. Mr. Ridley brings to the Board experience as chairman of a publicly traded company, significant amount of legal expertise from his years’ experience as a partner at an international law firm, and policy-making and organizational experience from his other service projects, which the Board believes well qualifies him to continue to serve as a director.

E. Jenner Wood, III, age 58, is the Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group. Mr. Wood has served as a member of the Board of Directors since 1997. Mr. Wood also serves as a member of the boards of directors of Oxford Industries, Inc. and Georgia Power Company. Mr. Wood’s experience in financing matters for companies in various industries and of various sizes, as well as his experience gained from sitting as a member of the board of other publicly-traded companies and the depth of his experiences with Crawford, led to the Board’s decision that Mr. Wood is highly qualified to serve on our Board.

Shareholder Vote

Each share of Class B Common Stock may:

•	vote FOR the election of the 8 nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the 8 nominees.

Election of directors is determined by a plurality of votes. The 8 nominees receiving the highest number of affirmative votes will be elected as directors. Cumulative voting is not permitted. Votes withheld, or abstentions, and broker non-votes, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR each of its nominees for Director.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Directors will be independent Directors under the NYSE corporate governance listing standards, as in effect from time to time. In addition, our Corporate Governance Guidelines include certain categorical independence standards to assist the Board in determining Director independence. The full text of our Corporate Governance Guidelines can be found on our website at www.crawfordandcompany.com by clicking on the “Corporate Governance” tab, and are available in print to any shareholder that requests it.

As required by our Corporate Governance Guidelines, the Board of Directors reviewed and analyzed the relationships of each Director and Director nominee with the Company and its management. The purpose of the review was to determine whether any particular relationships or transactions involving Directors or Director nominees, or their respective affiliates or immediate family members, were inconsistent with a determination that the Director is independent for purposes of serving on the Board and any of its Committees.

As a result of this review, the Board has determined, pursuant to the listing standards of the NYSE and our Corporate Governance Guidelines, that all Director nominees standing for election are independent for purposes of serving on the Board of Directors, except Mr. Bowman, who is an employee of the Company. In addition, the Board has determined that all of the members of the Audit Committee and the Nominating/Corporate Governance/Compensation Committee are independent. The company with which Mr. Wood is affiliated, SunTrust Banks, Inc., is a customer of the Company and, in the ordinary course of its business, provides certain banking services to the Company, including as an agent and lender under the Company’s credit facility. The Board has determined that the payments to or from the Company with respect to SunTrust Banks, Inc., as a percentage of either entity’s consolidated gross revenues are immaterial and, because the Company’s credit facility was entered into in the ordinary course of SunTrust’s business, such loans were and are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other parties, such loans do not involve more than the normal risk of collectibility or present other unfavorable features, such relationships do not affect Mr. Wood’s independence. For additional information regarding this relationship, see “Information with Respect to Certain Business Relationships and Related Transactions.”

Standing Committees and Attendance at Board and Committee Meetings

The Board of Directors has three standing committees: the Audit Committee; the Executive Committee; and the Nominating/Corporate Governance/Compensation Committee. Mr. Lanier, who currently serves on the Nominating/Corporate Governance/Compensation Committee, is not standing for re-election to our Board, and will cease to be a Director and member of any committees immediately after the Annual Meeting. As a result, we expect the Board of Directors to reexamine the membership of the committees thereof immediately following the Annual Meeting.

The Executive Committee.  The Executive Committee currently consists of Mr. J.C. Crawford as Chairman, and Messrs. Bowman, Ogburn and Ridley as members. The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held five meetings during 2009.

The Audit Committee.  The Audit Committee currently consists of Mr. Edwards as Chairman, and Messrs. Ridley and Ogburn as members. The Board has determined that all of the members of the Audit Committee are independent under the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Mr. Edwards is an “Audit Committee Financial Expert” as defined by Item 401(h) of Regulation S-K under the Exchange Act. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board.

The Audit Committee has adopted a written charter, approved by our Board of Directors. The Audit Committee appoints and discharges our independent auditors, reviews with the independent auditors the audit plan and results of the audit engagement, reviews the scope and results of our internal auditing procedures and the adequacy of our accounting controls, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, and approves the independent auditor’s audit and non-audit fees.

The Audit Committee also reviews and approves related party transactions in accordance with the Company’s Related Party Transactions Policy. The Company’s Related Party Transactions Policy is designed to eliminate conflicts of interest and improper valuation issues, and applies to the Company’s Directors, officers, shareholders holding 5% or more of the Company’s stock and family members or controlled affiliates of such persons. For purposes of the Company’s Related Party Transactions Policy, a “related party transaction” is a transaction between the Company and any related party, other than transactions generally available to all employees and certain de minimis transactions.

The Audit Committee held five meetings during 2009.

The Nominating/Corporate Governance/Compensation Committee.  The Nominating/Corporate Governance/Compensation Committee currently consists of Mr. Lanier as Chairman, and Messrs. Benson, Honoré and Wood as members. The Board of Directors has determined that all members of the Nominating/Corporate Governance/Compensation Committee are independent under the NYSE listing standards. The Nominating/

Corporate Governance/Compensation Committee has adopted a written charter, approved by the Board of Directors. The Nominating/Corporate Governance/Compensation Committee actively reviews and selects Director nominees for the Board, advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices and formulates and approves the salary, grants of stock options, performance share units and restricted stock and other compensation to the Chief Executive Officer and, upon recommendation of the Chief Executive Officer, salaries, grants of stock options, performance share units and restricted stock and other compensation for all other officers of the Company. The Nominating/Corporate Governance/Compensation Committee identifies and evaluates nominees for Director according to the guidelines stated in this written charter, and will also consider Director candidates recommended by shareholders on the same terms. Specifically, given evolving needs and challenges of the Company, the Committee does not believe it is appropriate to specify criteria for directors but rather believes that appropriate candidates should show evidence of leadership in their particular field, have the interest and ability to devote sufficient time to carrying out their respective duties and responsibilities, and that the Board as a whole should have diversity of experience (which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, geographic origin and location, and age) and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. In selecting directors, the Board generally seeks a combination of active or former senior officers of businesses, academics and entrepreneurs whose backgrounds are relevant to the Company’s mission, strategy, operations and perceived needs.

See “Communications with the Board, Board Attendance at Annual Meetings, Shareholder Nominees” below. This Committee held three meetings in 2009. For additional information about the Nominating/Corporate Governance/Compensation Committee’s processes and its role, as well as the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below.

Executive Sessions of Non-Management Directors

Non-management and independent Directors are required to meet regularly without management participation. During 2009, there were three meetings of non-management and independent Directors, chaired by Mr. J.C. Crawford.

Meetings of the Board of Directors

During 2009, the Board of Directors held eight meetings. Each of the Company’s Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and any committees thereof of which such Director was a member (during the period that he served).

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

The Company’s Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics are available on its website at www.crawfordandcompany.com under the tab “Corporate Governance,” and are also available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 1001 Summit Boulevard, N.E., Atlanta, Georgia 30319.

Leadership Structure

The Chairman of the Board presides at all meetings of the Board and the shareholders, and exercises such other powers and duties as the Board may assign him. Generally, the Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs. As a result, the Company believes that the decision as to who should serve as Chairman and as President and Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances.

Mr. Ogburn has served as a member of the Board since February 3, 2009, and as Non-Executive Chairman of the Board since January 1, 2010. Prior to Mr. Ogburn being named Non-Executive Chairman of the Board, Mr. T.W. Crawford served as Chairman of the Board from January 1, 2008. The Board currently believes that, based on the skills and responsibilities of the various Board members and management, and in light of the general economic, business and competitive environment facing the Company, such separation of the chairman and chief executive officer roles enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our shareholders by the Board and (iv) our overall leadership structure. Furthermore, we believe that by maintaining separation of the chairman function from that of the chief executive officer, currently allows the chief executive officer to properly focus on managing the business, rather than requiring a significant portion of his efforts to be spent on also overseeing Board matters.

Risk Management

The Company takes a comprehensive approach to risk management and seeks to include risk management principles in all of its management processes. This comprehensive approach is reflected in the reporting processes pursuant to which management provides information to the Board to support the Board’s role in oversight, approval and decision-making.

The Board maintains oversight responsibility for the management of the Company’s risks, and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business.

Our Board also reviews, at least biannually, the Company’s enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place. This review includes a discussion of the major risk exposures identified by senior management, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

In addition to these reviews, our senior executives with responsibility for various business functionalities provide the Board and its committees with periodic updates regarding the Company’s strategies and objectives, and the risks inherent thereto. Members of management most knowledgeable of relevant issues attend Board meetings to provide additional insight into items being discussed, including risk exposures. In addition, our directors have access to Company management at all times and at all levels to discuss any matters of interest, including those related to risk. The Board and its committees call special meetings when necessary to address specific issues.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the internal audit function, the independent auditors’ qualifications, independence and performance, and the Company’s corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company’s risk management process, including, as required by the NYSE, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management.

Our Nominating/Corporate Governance/Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the

Nominating/Corporate Governance/Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its shareholders, while seeking to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. The Nominating/Corporate Governance/Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. The Nominating/Corporate Governance/Compensation Committee also oversees risks related to our corporate governance, including Board and director performance, director succession and the Company’s Corporate Governance Guidelines and other governance documents.

Director Compensation

During 2009, each non-employee member of the Board was entitled to receive an aggregate of $60,000 in cash and stock. The cash portion of the compensation was paid quarterly in $7,500 increments. The remainder of such compensation was paid in shares of the Company’s Class A common stock, and was paid in January 2010 to individuals who were on the Board on December 31, 2009. In addition to the foregoing, each non-management director was entitled to receive $1,000 for each Board or committee meeting attended. Further, the Chairman of the Board and the Chairman of the Audit Committee were also each entitled to a retainer of $3,000 per quarter, and the Chairman of each of the Executive and Nominating Committees was also entitled to a retainer of $2,500 per quarter. Beginning with the second quarter of 2009, the Board determined that it would no longer pay any fees for service as a director to any individual who was also serving as a member of management of the Company.

The following table provides compensation information for the year ended December 31, 2009 for each individual who served as a non-management member of our Board of Directors during 2009. See “Summary Compensation Table” for information relating to Mr. Bowman’s compensation.

DIRECTOR COMPENSATION TABLE

				Change in
				Pension
				Value and
	Fees			Nonqualified
	Earned		Stock	Deferred
	or Paid in	Stock	Option	Compensation	All Other
Name	Cash	Awards(1)	Awards(1)	Earnings	Compensation	Total

Thomas W. Crawford(2)	$51,000	$—	—	—	$36,734 (5)	$87,734
P. George Benson	42,000	29,999	—	—	—	71,999
Jesse C. Crawford	53,000	29,999	—	—	—	82,999
James D. Edwards	55,500	29,999	—	—	—	85,999
Russel L. Honoré	20,000	29,999	—	—	—	49,999
Robert T. Johnson(3)	11,500	—	—	—	—	11,500
J. Hicks Lanier(4)	54,000	29,999	—	—	—	83,999
Charles H. Ogburn	43,000	29,999	—	—	—	72,999
Larry L. Prince(3)	12,500	—	—	—	—	12,500
Clarence H. Ridley	46,000	29,999	—	—	—	75,999
E. Jenner Wood, III	48,000	29,999	—	—	—	77,999

(1)	Represents the grant date fair value of awards calculated utilizing the provisions of Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC 718”). See Note 11 of the consolidated financial statements in the Company’s Annual Report for year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards. The stock awards were made pursuant to the terms of the Company’s Non-Employee Director Stock Plan. At December 31, 2009, the aggregate number of stock option awards outstanding for each non-employee Director was as follows: Dr. Benson 36,000;

Mr. J.C. Crawford 33,000; Mr. Edwards 39,000; Mr. Johnson 36,000; Mr. Lanier 39,000; Mr. Prince 39,000; Mr. Ridley 42,000; and Mr. Wood 39,000. Mr. T.W. Crawford does not have outstanding stock option awards under the Company’s Non-Employee Director Stock Plan, but on September 1, 2004 he was granted 500,000 stock options under the 1997 Crawford & Company Key Employee Stock Option Plan.

(2)	Pursuant to an employment agreement dated February 3, 2009 between the Company and Mr. T.W. Crawford, Mr. T.W. Crawford served as Chairman of the Board until December 31, 2009, and provided certain other services to the Company for such period, for which he was paid $1,500 per day. Mr. Crawford resigned from the Board effective December 31, 2009.

(3)	Messrs. Johnson and Prince did not stand for re-election at the 2009 Annual Meeting.

(4)	Not standing for re-election at Annual Meeting.

(5)	Represents the following amounts for 2009: $4,615 in salary; a $162 Company contribution to the Crawford Savings and Investment Plan; $2,308 in country club dues; a $29,469 automobile allowance; and a $180 premium payment on term life insurance.

Communications with our Board, Board Attendance at Annual Meetings, Shareholder Nominees

Individuals may communicate with our Board by sending a letter to Board of Directors, Crawford & Company, P. O. Box 1261, Tucker, Georgia 30085-1261. Your letter will be shared with all members of our Board and may, at the discretion of our Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-management Directors should be addressed to “Chairman of the Executive Committee,” Board of Directors, Crawford & Company at this same address.

The Company encourages all Directors to attend each annual meeting. The Company also holds a full Board meeting the same day as the annual meeting to further encourage all Directors to attend the annual meeting. At the most recent annual meeting, all current Directors attended.

Any shareholder who certifies that he or she is the continuous record owner of at least one percent (1%) of the common stock of the Company for at least one year prior to the submission of a candidate and who provides a written statement that he or she intends to continue ownership of the shares through the date of the applicable annual meeting of shareholders may submit a nomination for Director. The candidate must meet the qualifications stated in the Company’s by-laws and the submission must be made to the Nominating/Corporate Governance/Compensation Committee at P. O. Box 1261, Tucker, Georgia 30085, no more than 180 days and no less than 120 days prior to the anniversary date of this Proxy Statement. The Nominating/Corporate Governance/Compensation Committee will review all candidates submitted by Shareholders for consideration as nominees pursuant to its general practices and the guidelines stated in its charter and the Company’s Corporate Governance Guidelines before determining whether to submit any nominee to the full Board for consideration.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our executive officers, including our CEO, CFO and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules and as set out in the “Summary Compensation Table” below, whom we collectively refer to as our “named executive officers.” The fundamental philosophy of the Nominating/Corporate Governance/Compensation Committee, which we refer to in this section as the “Compensation Committee,” with respect to executive compensation is to ensure that our compensation programs will enable us to attract and retain key executives critical to our long-term success, through the establishment of a performance-oriented environment that rewards the achievement of both short-and long-term strategic management goals, with the attendant enhancement of shareholder value. The Compensation Committee regularly reviews these compensation programs, and makes adjustments as appropriate to accomplish these objectives.

Role of the Compensation Committee

The role of the Compensation Committee, among other responsibilities, is to (1) annually review the Company’s goals and objectives relative to CEO and senior executive officer compensation, including, as the Compensation Committee deems appropriate, consideration of the Company’s performance and relative shareholder return, the value and construct of compensation packages for comparable officers at comparable companies and the awards given to the Company’s senior executive officers in past years, (2) annually review, evaluate and update, as appropriate, the components of the Company’s compensation program in view of those goals and objectives, and set compensation levels for the Company’s senior executive officers, (3) annually evaluate the CEO’s and the other senior executives’ performance in light of established goals and objectives, and approve compensation to be paid with respect to such performance, including certifying the degree of achievement of performance goals where called for under the terms of performance-based compensation programs, (4) review and approve the adoption, terms and operation of the Company’s compensation plans for senior executives, including incentive compensation plans and equity-based plans, and (5) in light of the foregoing, to consider and grant bonuses, stock options, performance share units, restricted stock and other discretionary awards, as appropriate, under the Company’s incentive compensation and equity-based plans. Our Compensation Committee also provides other functions to our Company, including by acting as our Nominating and Corporate Governance Committee, as described elsewhere in this Proxy Statement.

The Compensation Committee generally does not follow a precise formula for allocating between the three key elements (described below) of compensation to its senior executive officers. Each element of compensation operates independently of the other and is designed to motivate towards, and reward, a different segment of results, thus the Compensation Committee does not believe it is appropriate that payment (or lack thereof) of one element generally should impact payment of any other elements. However, the Compensation Committee reviews information that compares each element of senior executive compensation, both separately and in the aggregate, to amounts paid for positions with similar duties and responsibilities at comparable or peer group companies, and believes it appropriate to target each element of compensation near the median level, or midpoint, of compensation paid by such companies.

Role of Senior Executive Officers in Executive Compensation Matters

Our senior executive officers also play an important role with respect to the setting and determination of the annual cash portion of executive compensation, including base salary and any annual cash incentive compensation. These senior executive officers make recommendations to our Compensation Committee with respect to the setting of performance goals under our incentive compensation plans and the assessment of the performance of employees who are direct reports to such officers. As a result of regular interaction, the senior executive officers are able to provide personal insight as to the performance of their direct reports as well as overall performance trends of employees of the Company. Our Compensation Committee relies, in part, on this information in connection with its overall assessment as to the adequacy and appropriateness of both individual executive compensation as well as the compensation plans of the Company as a whole. Our Compensation Committee considers any such recommendations when determining overall individual compensation. Our Compensation Committee has approved ranges of cash compensation for our senior executive officers (other than our CEO) and, within those constructs, due to the nature of the working relationship between the CEO and such other employees, and the nature and level of the regular interaction, believes it is appropriate for our CEO to make the final determination with respect to such decisions within those ranges.

Compensation Consultants

The Compensation Committee’s Charter provides for the Compensation Committee to retain and terminate, as deemed necessary, any compensation consultant to be used to assist in the evaluation of Director, CEO or executive compensation. The Compensation Committee has the sole authority to select such consultant and to approve the consultant’s fees and other retention terms. In 2009, Mercer Human Resource Consulting (“Mercer”) was engaged to review and advise the Company and the Compensation Committee on executive and general compensation matters for the Company. During 2007, pursuant to its prior engagement, Mercer performed a comprehensive pay analysis of the Company’s overall compensation programs. That pay analysis focused on the elements of the Company’s compensation, as enumerated below, and is referred to in the following discussion as applicable.

The materials presented by Mercer to our Compensation Committee included data from a number of published compensation sources as well as Mercer proprietary sources. For benchmarking purposes, Mercer focused on companies in similar industries and comparable in size to the Company, namely financial services and insurance firms with (i) gross annual premiums in the $2 billion to $6 billion range or (ii) assets in the $4 billion to $9 billion range. As a part of its analysis, Mercer maintained the confidentiality of the names of the companies included in its survey.

Initially based on this analysis in 2007, our Compensation Committee determined, with Mercer’s input, that base salary compensation for our executive officers generally met or exceeded comparable market levels, but that annual incentives and long-term incentives were below market levels. As a result, and because the Compensation Committee determined it was in the best interests of the Company to maintain its market competitiveness for executive talent, the Compensation Committee took action in 2008 to increase annual and long-term incentives described under “Annual Incentive Compensation” and “Long-term Incentive Compensation” below. Based on Company performance during 2007, the Compensation Committee elected to phase-in over multiple years the increase in annual and long-term incentives, and both remained below market levels for 2009.

During 2009, the Company paid Mercer fees totaling $282,169, of which $58,574 were related to executive compensation matters. During 2009, the Company also paid affiliates of Mercer $1,060,731. The other services provided by Mercer and its affiliates typically have not been presented to the Compensation Committee for approval as the Compensation Committee does not believe that the nature, scope or amount of these services negatively affects the executive compensation consulting services that Mercer provides to the Company and Compensation Committee. The Compensation Committee determined that the other services provided in 2009 did not affect the objectivity or quality of Mercer’s executive compensation consulting services to the Compensation Committee. The Compensation Committee will monitor fees for other services provided by Mercer and its affiliates.

Elements of Compensation

In 2009, there were three key elements in the Company’s executive compensation program:

Pay Element	What the Element Rewards	Purpose of the Pay Element

Base Salary	Individual job performance and merit.	Provide competitive level of guaranteed cash compensation. Reward performance (at individual and Company levels).
Annual Incentives	Company-wide achievement of targeted revenue, operating earnings (1), accounts receivable management or other identified performance objectives, as deemed appropriate.	Provide focus on meeting annual financial and other operational goals that are designed to lead to our long-term success.
Long-term Incentives	Delivery of shareholder value. Vesting periods designed to encourage employee retention.	Provide a blended focus on: • Increase in stock price; • Increase in earnings per share; • Net income; and • Executive ownership of stock.

(1)	The term “operating earnings” as referred to in this section is discussed and defined in Note 12 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

In executing its role with respect to compensation matters, the Compensation Committee considers a variety of factors, including recommendations from senior executive officers and any compensation consultants, the recent historical performance of the individual executive officers, the Company’s historical financial results and shareholder return, cumulative compensation history (to the extent that it impacts pay receivable currently and in the future) and internal pay equity (i.e., compensation levels of our senior executives relative to each other), all as described below.

Compensation and Risk Management

The Compensation Committee does not believe that our executive compensation program encourages excessive or unnecessary risk-taking. By dividing our executives’ compensation into three key elements, the Compensation Committee believes it has properly weighted the performance compensation eligible to be earned by our executives appropriately between short-term and long-term goals. Additionally, both short-term and long-term incentive compensation awards are capped at a set percentage of an executive’s applicable target award, adding protection against disproportionately large short-term incentives. Our long-term performance compensation is payable in shares of the Company’s Class A Common Stock, and any such awards vest over time. The delayed vesting encourages our executives’ sustained focus on the long-term performance of the Company. The Compensation Committee believes these long-term incentives, when coupled with our executive stock ownership guidelines, promote proper alignment of our executives’ interests with those of the Company’s shareholders.

Our executive stock ownership guidelines set out specified ownership targets for members of our Board and certain Board elected officers. Non-employee Board members are required to own shares in the Company equal in value to their annual cash retainer (currently $30,000). Non-employee members of the board have until December 31, 2011 to meet the applicable ownership targets. The chief executive officer is required to own shares in the Company equal in value to three times his annual base salary. Executive vice presidents (which includes the remainder of our named executive officers) are required to own shares in the Company equal in value to two times their annual base salary. Certain other Board elected officers are required to own shares in the Company equal in value to their annual base salary. All Board elected officers subject to these guidelines who were employed by the Company on March 1, 2009 have until December 31, 2013 to meet the applicable ownership targets. Any individual hired, promoted or elected to the Board after March 31, 2009 has three years from the date of such hiring, promotion or election, as applicable, to comply with the applicable ownership targets.

Base Salary Compensation

The Compensation Committee has approved a comprehensive Wage and Salary Administration Policy applicable to employees of the Company and its U.S. subsidiaries. This policy includes a program for grading each position, including executive officer positions, to ensure appropriate levels of base salary for each position and internal and external pay equity as compared to benchmarked companies. The policy sets forth grade levels and salary ranges for those grade levels, and provides for annual merit adjustments tied to individual job performance as measured primarily through annual performance reviews. Based on a variety of data (including published national surveys, recent and anticipated Company performance and other relevant information), the Compensation Committee annually considers merit based salary increase budgets as a percent of current salaries and any increases in salary ranges for the next fiscal year. If determined to be appropriate, the Compensation Committee establishes guidelines for individual salary adjustments based on the individual’s performance review, as described above under “Role of Executive Officers in Executive Compensation Matters.”

With respect to certain executive officers, including the named executive officers, the Company deemed it appropriate to enter into written employment arrangements with such persons. These employment arrangements typically provide for, among other things, a minimum base salary, which was determined based on, among other things, negotiations with the applicable person, and the Compensation Committee’s overall compensation philosophy discussed above, at the time of hire or the entry into such agreement, as applicable. The base salaries for all employees other than the CEO are determined consistent with the foregoing. Based on recent Company performance and general economic conditions, senior management determined it was appropriate to not provide any merit salary increases in 2009. The freeze on merit increases did not apply to employees of The Garden City Group, Inc. (“GCG”) or to the Company’s international employees due to recent positive performance of those segments.

The Compensation Committee re-evaluates the base salary of the CEO on an annual basis. In re-evaluating the base salary for the CEO, the Compensation Committee looks primarily at the year over year performance of the Company. The Compensation Committee also performs an assessment of the personal performance of the CEO during the preceding year and external circumstances which may have impacted that performance which were not within the control of the Company or the CEO. For both establishing and re-evaluating the base salary of the CEO, the Compensation Committee also looks at market conditions, both within the Company’s industry peer group and otherwise, including competitive market data to see how our CEO’s pay level compares to that of other companies. Consistent with the Company’s decision to not award merit-based salary increases to its executive officers, Mr. Bowman did not receive a merit based salary increase in 2009. However, Mr. Bowman’s salary was increased to partially offset the reduction in compensation due to the Company’s decision to no longer pay director fees to management directors. This salary increase was in an amount that was less than the total value of all compensation provided to the Company’s non-management directors.

Annual Cash Incentive Compensation

The parameters for annual incentive cash compensation are set by our Compensation Committee in annual incentive bonus programs adopted by the Compensation Committee or in letter or employment agreements entered into with specific employees as described above.

For 2009, the Compensation Committee adopted a comprehensive Short-Term Incentive Plan (“STIP”) applicable to, among others, the named executive officers. The STIP, as a component of the Crawford & Company 2007 Management Team Incentive Compensation Plan (the “Management Team Incentive Compensation Plan”), approved by the shareholders at the 2007 annual meeting, is intended to continue the direct linkage between our annual short term performance and compensation to the persons who are most responsible for such performance in accordance with the Compensation Committee’s overall compensation philosophy discussed above. Under the terms of the STIP, each participating employee is provided clear goals that can, from year to year, include corporate, segment and individual targets, weighted appropriately for the employee’s position in the Company. In 2009, the goals were developed by our senior executives, in consultation with Mercer, and were reviewed and approved by the Compensation Committee.

Achievement of STIP performance targets is designed to result in the payment of meaningful cash bonuses. If maximum Company, segment and/or individual targeted goals, as applicable and as discussed below, are exceeded, the STIP allows for payment of up to 375% of the STIP target bonus amounts, subject to “negative discretion” retained by the Compensation Committee to reduce any overall award payouts. With respect to certain senior executives (i.e., those potentially subject to Internal Revenue Code Section 162(m) (discussed below)), bonuses under the STIP are designed to be fully deductible and are awarded under the Management Team Incentive Compensation Plan, as the Compensation Committee determined that it would not be appropriate that any such amounts should subject the Company to additional tax obligations.

Notwithstanding any individual employee’s goals, for 2009 the Compensation Committee determined that overall Company performance, as determined by consolidated operating earnings, was a critical performance measure that would serve as a minimum requirement to be met for any 2009 STIP payout to be considered. As a result, and after consideration and review of the Company’s expected results, the Compensation Committee determined that 2009 STIP awards would only be considered for payout if consolidated operating earnings exceeded $44,679,200. Such amount was determined after review and consideration of certain internal company projections and operating forecasts.

Annual incentive award opportunities and payouts for each of the named executive officers are discussed below. Threshold, target, stretch and maximum bonus levels (as a percentage of base salary) for the named executive officers were determined after taking into account, among other market-competitive factors, the information provided by Mercer as to the level and amount of the Company’s historical annual incentive compensation and any contractually mandated payout levels contained in any applicable employment contracts.

Mr. Bowman

The 2009 STIP award granted by the Compensation Committee for Mr. Bowman provided for a target bonus of 49% of his base salary as of January 1, 2009, or $357,700. The Compensation Committee determined this to be an appropriate STIP target bonus percentage for the reasons described above under “Compensation Consultants” with respect to the implementation of incremental increases in annual incentive compensation. However, from a target percentage standpoint, awards for 2009 were set lower than awards for 2008 due to budgetary constraints. Based on his level of responsibility and Company oversight obligations, the Compensation Committee determined that it was appropriate to correlate Mr. Bowman’s performance metrics solely to corporate-wide performance, and targets were based on three metrics deemed critical to the Company’s overall success: (1) revenues, (2) operating earnings and (3) workdays outstanding in total billed and unbilled accounts receivable. 20% of his STIP award was based on revenues, 60% was based on operating earnings and 20% was based on workdays outstanding in total billed and unbilled accounts receivable. The Compensation Committee determined, with input from our senior executives and Mercer, that these three metrics and percentage allocations provided the most appropriate measures for evaluation of the Company’s annual performance. More weight was allocated to operating earnings as the Compensation Committee believes this is the most critical of the three metrics.

Mr. Bowman’s 2009 STIP award was deemed earned only if achievement of the performance metrics exceeded specified threshold levels. Threshold levels were based on a percentage of the target levels as follows: (1) for revenues, the threshold level was set at 95% of the target level; (2) for operating earnings, the threshold level was set at 90% of the target level; and (3) for workdays outstanding in total billed and unbilled accounts receivable, the threshold level was set at 92.5% of the target level. In addition to the requirement that threshold operating earnings be exceeded for any payout under the 2009 STIP to be made, if the threshold levels of any other metric were not exceeded, Mr. Bowman was not entitled to any payout allocated to that specific metric under the 2009 STIP award.

If target levels were achieved, Mr. Bowman would be entitled to 100% of the 2009 STIP award.

For the portions of Mr. Bowman’s STIP award allocable to revenues and workdays outstanding in total billed and unbilled accounts receivable, the maximum levels were set at 110% of the target levels. If maximum levels of the performance metrics were achieved, Mr. Bowman was entitled to 200% of the 2009 STIP award. For the portion of Mr. Bowman’s STIP award allocable to operating earnings, the Committee approved stretch and maximum performance metrics. The stretch level was set at 106.8% of target. If the stretch level of the performance metric related to operating earnings was achieved, Mr. Bowman was entitled to 166.4% of the 2009 STIP award. The maximum level was set at 155.1% of target level, and if the maximum level was achieved, Mr. Bowman was entitled to 375% of the 2009 STIP award.

If the achievement of performance metrics was in between threshold and target levels, or in between target and maximum levels, Mr. Bowman was entitled to a ratable portion of the 2009 STIP award based upon linear formulas.

	Threshold	Target	Stretch	Maximum	Actual

Revenues	$927,244,000	$976,046,000	—	$1,073,651,000	$952,996,000
Operating Earnings	$50,264,000	$55,849,000	$59,649,000	$86,624,000	$51,218,000
Workdays outstanding in Total Accounts Receivable	68.8 days or less	64.0 days or less	—	57.6 days or less	68.4 days

Based on the actual performance of the Company during 2009, Mr. Bowman’s STIP award earned from each of the three categories was: (1) $37,751 based on actual revenues; (2) $36,657 based on actual operating earnings, and (3) $5,962 based on workdays outstanding in total billed and unbilled accounts receivable. This resulted in a total earned STIP award of $80,370. After considering overall Company performance, continued

uncertainty in general economic conditions and the potential impact thereof on the Company, the Compensation Committee elected to exercise the discretion provided to it under the STIP and reduce the payout thereunder to Mr. Bowman by 50%, resulting in a STIP award payout to Mr. Bowman for 2009 of $40,185.

Mr. Swain

The 2009 STIP award granted by the Compensation Committee for Mr. Swain provided for a target bonus of 36% of his base salary, or $144,000. The Compensation Committee determined this to be an appropriate STIP target bonus percentage for the reasons described above under “Compensation Consultants” with respect to the implementation of incremental increases in annual incentive compensation. However, from a target percentage standpoint, awards for 2009 were set lower than awards for 2008 due to budgetary constraints. Mr. Swain’s performance metrics and threshold, target and maximum goals were identical to Mr. Bowman’s, discussed above, for the reasons discussed above applicable to Mr. Bowman. Based on the actual performance of the Company during 2009, Mr. Swain’s STIP award earned from each of the three categories was: (1) $15,197 based on actual revenues; (2) $14,757 based on actual operating earnings, and (3) $2,400 based on workdays outstanding in total billed and unbilled accounts receivable. This resulted in a total earned STIP award of $32,354. After considering overall Company performance, continued uncertainty in general economic conditions and the potential impact thereof on the Company, the Compensation Committee elected to exercise the discretion provided to it under the STIP and reduce the payout thereunder to Mr. Swain by 50%, resulting in a STIP award payout to Mr. Swain for 2009 of $16,177.

Mr. Muress

The 2009 STIP award granted by the Compensation Committee to Mr. Muress provided for a target bonus of 36% of his base salary, or $216,683. The Compensation Committee determined this to be an appropriate STIP target bonus percentage for the reasons described above under “Compensation Consultants” with respect to the implementation of incremental increases in annual incentive compensation. However, from a target percentage standpoint, awards for 2009 were set lower than awards for 2008 due to budgetary constraints. Based upon his level of seniority in the Company and his specific oversight responsibilities, the Compensation Committee determined that it was appropriate that Mr. Muress’ performance metrics be based 30% on the metrics outlined above for Mr. Bowman (with allocation among this 30% in the same proportion as Mr. Bowman’s total allocation), and 70% on the “UCA division” performance, which consists of portions of the Company’s International Operations segment from the United Kingdom, Australia, continental Europe, the Middle East, Africa and Asia. The Compensation Committee believes this pro-ration of Mr. Muress’ bonus opportunity based on the performance of the total Company and the division he manages appropriately ties and weights various performance metrics. The Company does not make separate resource allocation decisions, and does not separately report financial results, for the UCA division.

Mr. Muress’ UCA division performance metrics were based on the same three metrics used to evaluate Company performance, which categories were also deemed indicative of the UCA division’s overall success. As a result, 20% of his STIP award eligibility attributable to UCA division performance was based on revenue, 60% was based on operating earnings, and 20% was based on workdays outstanding in total billed and unbilled accounts receivable. As with total Company performance, more weight was allocated to operating earnings as the Compensation Committee believed this was the most critical of the three metrics to overall success.

	Threshold	Target	Stretch	Maximum	Actual(1)

UCA Revenues	$235,345,000	$247,732,000	—	$272,505,000	$249,164,000
UCA Operating Earnings	$15,504,000	$17,227,000	$18,399,000	$26,720,000	$22,295,000
UCA Workdays outstanding in Total Accounts Receivable	91.0 days or less	84.7 days or less	—	76.2 days or less	93.2 days

(1)	Actual results are calculated on a constant dollar basis.

Mr. Muress’ performance metrics and threshold, target, stretch and maximum goals for total Company performance were identical to Mr. Bowman’s, discussed above, for the reasons discussed above applicable to

Mr. Bowman. Based on the actual performance of the Company during 2009, Mr. Muress’ STIP award earned from each of those three metrics was: (1) $7,147 based on actual revenues; (2) $6,940 based on actual operating earnings, and (3) $1,129 based on workdays outstanding in total billed and unbilled accounts receivable. Based on the actual performance of the UCA division during 2009, Mr. Muress’ STIP award earned from each of the three metrics was: (1) $33,429 based on actual revenues; (2) $250,361 based on actual operating earnings, and (3) $0 based on workdays outstanding in total billed and unbilled accounts receivable. This resulted in a total earned STIP award paid to Mr. Muress for 2009 performance of $299,006. As an employee of the Company’s International Operations segment, and due to the positive performance of the International Operations segment in 2009, Mr. Muress’ award was not subject to the reduction for the 50% limitation on awards to certain U.S. employees.

Mr. Isaac

Employees of GCG the Company’s wholly owned subsidiary, such as Mr. Isaac, did not participate in the 2009 STIP. Instead, the annual incentive compensation for Mr. Isaac was determined pursuant to his negotiated employment agreement, which links his bonus to the pre-tax income of GCG. Pre-tax income of GCG is determined before taxes but after expense and interest on borrowed funds (if any) at the Company’s prevailing rate of interest. Under this agreement, for 2008 and later performance years, growth is measured by comparing the pre-tax income in the relevant performance year to the average actual pre-tax income in the three preceding years. No amount is payable if cumulative performance exhibits less than 10% growth. His employment agreement provides for a threshold, target and maximum bonus of $250,000, $400,000 and $600,000, respectively. In 2009, no annual incentive compensation was paid to Mr. Isaac as cumulative performance did not exhibit at least 10% growth.

Mr. Nelson

The 2009 STIP award granted by the Compensation Committee to Mr. Nelson provided for a target bonus of 36% of his base salary, or $153,000. The Compensation Committee determined this to be an appropriate STIP target bonus percentage for the reasons described above under “Compensation Consultants” with respect to the implementation of incremental increases in annual incentive compensation. However, from a target percentage standpoint, awards for 2009 were set lower than awards for 2008 due to budgetary constraints. Mr. Nelson’s performance metrics and threshold, target and maximum goals were identical to Mr. Bowman’s, discussed above, for the reasons discussed above applicable to Mr. Bowman. Based on the actual performance of the Company during 2009, Mr. Nelson’s STIP award earned among the three categories was: (1) $16,147 based on the actual revenues; (2) $15,680 based on actual operating earnings, and (3) $2,550 based on workdays outstanding in total billed and unbilled accounts receivable. This resulted in a total earned STIP award of $34,377. After considering overall Company performance, continued uncertainty in general economic conditions and the potential impact thereof on the Company, the Compensation Committee elected to exercise the discretion provided to it under the STIP and reduce the payout thereunder to Mr. Nelson by 50%, resulting in a STIP award payout to Mr. Nelson for 2009 of $17,188.

Long-Term Incentive Compensation

After consulting with Mercer and the evaluation of other competitive considerations, the Compensation Committee designed the long-term incentive compensation program with a goal of incentivizing management towards the long-term future success of the Company. Long-term incentive compensation is payable in shares of the Company’s Class A Common Stock pursuant to the terms of the Company’s Executive Stock Bonus Plan, and any award earned in 2009 vests in equal, annual installments over three years. Under the terms of that plan, officers and other key employees of the Company may be granted performance share unit awards, restricted stock awards or stock option awards (collectively “Awards”). The Compensation Committee makes all determinations regarding Awards under this plan to the CEO and approves Awards for other executive officers, including the other named executive officers, based on recommendations of the CEO. The number of shares of the Company’s Class A Common Stock covered by such Awards is generally based upon the grade level of the officer or other key employee consistent with the Company’s Wage and Salary Administration

Policy, but generally without regard to the individual’s stock ownership, as the Compensation Committee does not feel it is appropriate to change incentives or condition Awards based upon any specific individual’s circumstances which may not be known or understood by the Compensation Committee. In addition to Awards under the Company’s comprehensive annual long-term incentive compensation plans, performance share unit awards, restricted stock awards or stock option awards may be granted by the Compensation Committee to the CEO and the other named executive officers (as discussed in further detail below under “Employment and Change-in-Control Arrangements”).

For 2009, long-term compensation for specified key employees of the Company (the “Long-Term Incentive Plan” or “LTIP”) was awarded under the terms of the Company’s Executive Stock Bonus Plan and the Management Team Incentive Compensation Plan. With respect to certain senior executives (i.e., those potentially subject to Internal Revenue Code Section 162(m)), LTIP awards that are intended to be fully deductible are also subject to the additional terms and conditions of the Management Team Incentive Compensation Plan, as the Compensation Committee determined that it would not be appropriate that any such amounts should subject the Company to additional tax obligations.

Under the terms of the 2009 LTIP, each executive officer was granted an award of performance share units that were eligible to be earned based on the earnings per share of the Company for 2009. If the Company’s 2009 earnings per share was at least $0.41, 50% of these performance share units would have been earned. If the Company’s 2009 earnings per share was $0.47, the “target” level, 100% of these performance share units would have been earned. If the Company’s 2009 earnings per share was $0.53, 150% of these performance share units would have been earned. If the Company’s 2009 earnings per share exceeded $0.59 for 2009, 200% of these performance share units would have been earned. The percentage of performance share units earned was to be adjusted ratably for earnings per share between $0.41 and $0.59. None of these performance share units would have been earned for earnings per share of less than $0.41. The earnings per share levels were determined by setting the threshold amount equal to the lower-end of the initial earnings per share guidance publicly forecast by the Company for 2009 and setting the maximum amount equal to certain stretch targets in excess of certain amounts calculated in accordance with internal budget and forecast amounts. For purposes of determinations made under the LTIP, the Compensation Committee determined it was appropriate that earnings per share amounts be calculated without regard to any intangible asset impairment charges taken by the Company in 2009, since such charges were considered unusual or of a nonrecurring nature, and were, to an extent, outside of the control of management. The Company’s earnings per share for 2009 was $0.48 (excluding intangible asset impairment charges), thus 108.33% of the performance share units were deemed earned.

Long-term incentive compensation for each of the named executive officers is discussed below. Target awards for the named executive officers were determined after taking into account, among other market-competitive factors, the information provided by Mercer as to the type, level and amount of the Company’s historical long-term incentive compensation.

Mr. Bowman

The 2009 LTIP award granted by the Compensation Committee to Mr. Bowman provided for a grant of 50,000 performance share units at “target” performance levels. Based on actual performance under the LTIP, 54,167 of the performance share units were earned.

Mr. Swain

The 2009 LTIP award granted by the Compensation Committee to Mr. Swain provided for a grant of 30,000 performance share units at “target” performance levels. Based on actual performance under the LTIP, 32,500 of the performance share units were earned.

Mr. Muress

The 2009 LTIP award granted by the Compensation Committee to Mr. Muress provided for a grant of 20,000 performance share units at “target” performance levels. Based on actual performance under the LTIP, 21,667 of the performance share units were earned.

In addition to the 2009 LTIP award, effective as of March 24, 2006 and as previously disclosed, Mr. Muress was awarded a grant of 50,000 performance share units under the Company’s Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Performance goals for this award were based on compound growth during a five-year period, beginning in 2006 and ending in 2010, with partial accelerated payment if growth targets were achieved during the 2006-2008 measurement period. The growth targets were a measure of the increase in pre-tax income for the Company’s United Kingdom operations. The Company does not separately make resource allocation decisions, and does not report financial results, for its United Kingdom operations. If growth of 7.5% was achieved, then 25% of the award would be earned. If growth of 10% was achieved, then 50% of the award would be earned. If growth of 15% was achieved, then 100% of the award would be earned. As of the end of the 2008 period, growth of 15% was achieved, thus 50% of the award, or 25,000 of the performance share units, was earned on an accelerated basis, and had vested as of October 31, 2008. The remaining 25,000 performance share units may be earned based on the performance during the 2006-2010 performance period.

Mr. Isaac

As a result of grants of performance shares required to be made to him pursuant to the terms of his employment agreement, the Compensation Committee determined that it was not appropriate for Mr. Isaac to participate in the 2009 LTIP.

Mr. Nelson

The 2009 LTIP award granted by the Compensation Committee to Mr. Nelson provided for a grant of 30,000 performance share units at “target” performance levels. Based on actual performance under the LTIP, 32,500 of the performance share units were earned.

Other Elements of Compensation

Based on market competitive and internal factors, the Compensation Committee believes that it is appropriate that our executive officers be eligible to participate in other compensation plans offered to our employees. Mr. Swain participates in a noncontributory qualified retirement plan that was frozen as of December 31, 2002. All U.S. based named executive officers are also eligible to participate in a qualified 401(k) plan and a nonqualified supplemental executive retirement plan. Our executive officers are also offered the opportunity to participate in a similar nonqualified deferred compensation plan. Benefits under the qualified and nonqualified retirement plans are not directly tied to Company performance. The Company also provides life insurance benefits, automobile allowances and reimbursement of club dues for certain of our executives, including the named executive officers, as noted in the Summary Compensation Table, below.

Impact of Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) provides that annual compensation in excess of $1 million paid to certain executive officers is not deductible for the Company unless it is performance-based. It is the policy of the Compensation Committee to have incentive compensation for the Company’s named executive officers qualify for full tax deductibility for the Company to the extent feasible and consistent with our overall compensation philosophy. The Company’s Management Team Incentive Compensation Plan, effective for 2008 and future years, is designed to allow the Compensation Committee to structure short-term incentive compensation (annual bonus) and long-term incentive compensation (equity-based awards) under that plan so that the resulting compensation will be qualified ‘performance-based compensation’ eligible for deductibility without limitation under Code Section 162(m). However, the Compensation Committee retains the discretion to pay appropriate compensation, even if it may result in the non-deductibility of certain amounts under federal tax law. No payments made by the Company in 2009 were subject to the non-deductibility limitations of Code Section 162(m).

Summary of Cash and Certain Other Compensation

The following table includes information concerning compensation paid to, or accrued by the Company for, our named executive officers at December 31, 2009.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)

J.T. Bowman	2009	$730,000	$—	$373,332	$—	$40,185	$—	$127,211	$1,270,728
President and Chief	2008	700,000	—	577,500	636,900	595,831	—	95,490	2,605,721
Executive Officer	2007	550,000	250,000	11,205	—	—	—	55,055	866,260
W.B. Swain	2009	400,000	—	184,600	—	16,177	—	35,841	636,618
Executive Vice	2008	400,000	—	462,000	—	248,808	—	26,865	1,137,673
President — Chief	2007	307,540	—	7,470	—	40,000	—	24,618	379,628
Financial Officer
I.V. Muress(3)	2009	601,896	—	123,069	—	299,006	—	77,696	1,101,667
Executive Vice	2008	759,957	—	308,000	—	515,506	—	98,807	1,682,270
President; Chief Executive	2007	639,010	—	3,735	—	585,737	—	85,930	1,314,412
Officer — EMEA/A-P
D.A. Isaac	2009	630,000	—	—	—	—	—	2,477,220	3,107,220
Executive Vice	2008	630,000	—	—	—	—	—	2,259,564	2,889,564
President; Chief Executive	2007	600,000	—	—	—	—	—	2,540,679	3,140,679
Officer — The Garden City Group, Inc
A.W. Nelson	2009	425,000	—	231,775	—	17,188	—	9,050	683,013
Executive Vice	2008	425,000	—	462,000	—	264,357	—	43,445	1,194,802
President — General	2007	336,122	—	11,205	—	40,000	—	42,463	429,790
Counsel; Corporate Secretary and Chief Administrative Officer

(1)	The values of equity-based awards in this column represent the grant date fair value of the awards in accordance with ASC 718. However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. See Note 11 of the consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards.

(2)	Represents the following amounts for 2009: (i) Mr. Bowman: $7,000 in director’s fees; a $5,277 Company contribution to the Crawford Savings and Investment Plan; a $33,000 Company contribution to the Crawford Nonqualified Deferred Compensation Plan; $1,969 in country club dues; a $12,480 automobile allowance; shares of Class A Common Stock valued at $67,305 under the Company’s Frozen Accrued Vacation Stock Purchase Plan; and a $180 premium payment on term life insurance; (ii) Mr. Swain: a $5,277 Company contribution to the Crawford Savings and Investment Plan; shares of Class A Common Stock valued at $30,384 under the Company’s Frozen Accrued Vacation Stock Purchase Plan; and a $180 premium payment on term life insurance; (iii) Mr. Muress: a $60,184 Company contribution to the U.K. pension fund; and a $17,512 automobile allowance; (iv) Mr. Isaac: $2,454,557 in commissions paid pursuant to his employment agreement, and as described in more detail below under “Employment and Change-in-Control Arrangements;” a $16,500 Company contribution to a 401(k) Investment Plan; a $6,000 automobile allowance; and a $163 premium payment on term life insurance; and (v) Mr. Nelson: a $5,277 Company contribution to the Crawford Savings and Investment Plan; $2,367 in country club dues; shares of Class A Common Stock valued at $1,226 under the Company’s Frozen Accrued Vacation Stock Purchase Plan; and a $180 premium payment on term life insurance.

(3)	Compensation for Mr. Muress is paid in British pounds sterling and converted to U.S. dollars using the average exchange rate in effect for each particular year. Amounts paid are determined based on payments in the fiscal year of the Company, and not the fiscal year of the Company’s international subsidiaries, which may differ from the fiscal year of the Company.

Grant of Plan-Based Awards

The Company maintains the Executive Stock Bonus Plan under which awards of performance share units, restricted stock or stock options may be granted to specified employees of the Company. Non-equity incentive plan cash awards are paid pursuant to the Company’s STIP. The following table sets forth certain information with respect to awards granted during or for the fiscal year ended December 31, 2009 to each of our named executive officers.

										Grant
								All	All	Date
					Estimated Possible			Other	Other	Fair
		Estimated Possible			Payouts Under Equity			Stock Awards:	Option Awards:	Value
		Payouts Under Non-Equity			Incentive Plan			Number of	Number of	of Stock
		Incentive Plan Awards(1)			Awards(2)			Shares of	Securities	and
Name and	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Option
Position	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Options(#)	Awards

J. T. Bowman	2/2/09	$—	$—	$—	25,000	50,000	100,000	—	—	$307,669
J. T. Bowman	8/7/09	—	—	—	—	—	—	20,913 (3)	—	65,667
J. T. Bowman	3/15/09	0	357,700	1,090,985	—	—	—	—	—	—
W. B. Swain	2/2/09	—	—	—	15,000	30,000	60,000	—	—	184,600
W. B. Swain	3/15/09	0	144,000	439,200	—	—	—	—	—	—
I. V. Muress	2/2/09	—	—	—	10,000	20,000	40,000	—	—	123,069
I. V. Muress	3/15/09	0	225,733	688,484	—	—	—	—	—	—
A. W. Nelson	2/2/09	—	—	—	15,000	30,000	60,000	—	—	184,600
A. W. Nelson	2/12/09	—	—	—	—	—	—	8,500 (4)	—	47,175
A. W. Nelson	3/15/09	0	153,000	466,650	—	—	—	—	—	—

(1)	Represents the potential payout of awards granted under the STIP. These awards were subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis — Annual Cash Incentive Compensation.” Actual amounts paid under the plan to the named executive officers are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents the potential number of performance share units payable under the LTIP. These awards were subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis — Long-Term Incentive Compensation.” Actual amounts paid under the plan to the named executive officers are reported in the Summary Compensation Table under the “Stock Awards” column.

(3)	Represents an award of restricted stock per the terms of Mr. Bowman’s employment agreement.

(4)	Represents an award of restricted stock authorized by the Board for Mr. Nelson.

Outstanding Equity Awards at December 31, 2009

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2009 for each of our named executive officers.

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Plan Awards:
									Incentive	Market or
									Plan Awards:	Payout
			Equity					Market	Number of	Value of
			Incentive					Value of	Unearned	Unearned
			Plan Awards:			Number		Shares or	Shares,	Shares,
	Number of	Number of	Number of			of Shares		Units of	Units or	Units or
	Securities	Securities	Securities			or Units		Stock	Other	Other
	Underlying	Underlying	Underlying	Option		of Stock		That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Exercise	Option	That		Have Not	That Have	That Have
	Options (#)	Options (#)	Unearned	Price	Expiration	Have Not		Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options(#)	($)	Date	Vested (#)		($)(8)	(#)	($)(8)

J. T. Bowman	5,000	—	—	$11.25	2/1/2010	—		$—	—	$—
	13,000	—	—	10.00	1/30/2011	—		—	—	—
	22,500	—	—	8.82	1/29/2012	—		—	—	—
	15,000	—	—	4.70	1/28/2013	—		—	—	—
	30,000		—	6.66	2/3/2014	—		—	—	—
	125,200		—	6.36	9/15/2014	—		—	—	—
	83,332	166,668 (1)	—	4.40	5/6/2018	—		—	—	—
	—	—	—	—	—	750	(2)	2,505	—	—
	—	—	—	—	—	900	(3)	3,006	—	—
						50,000	(2)	167,000
	—	—	—	—	—	36,110	(3)	120,607	—	—
	—	—	—	—	—	20,000	(4)	66,800	—	—
	—	—	—	—	—	—		—	41,826 (5)	139,699
W. B. Swain	5,000	—	—	11.25	2/1/2010	—		—	—	—
	8,000	—	—	10.00	1/30/2011	—		—	—	—
	7,500	—	—	8.82	1/29/2012	—		—	—	—
	5,000	—	—	4.70	1/28/2013	—		—	—	—
	10,000	—	—	6.66	2/3/2014	—		—	—	—
	—	—	—	—	—	200	(2)	668	—	—
	—	—	—	—	—	600	(3)	2,004	—	—
	—	—	—	—	—	30,000	(2)	100,200	—	—
	—	—	—	—	—	21,666	(3)	72,364	—	—
	—	—	—	—	—	2,400	(3)	8,016	—	—
I. V. Muress	10,000	—	—	5.20	10/29/2012	—		—	—	—
	5,000	—	—	4.70	1/28/2013	—		—	—	—
	10,000		—	6.66	2/3/2014	—		—	—	—
	—	—	—	—	—	250	(2)	835	—	—
	—	—	—	—	—				25,000 (6)	83,500
	—	—	—	—	—	300	(3)	1,002	—	—
	—	—	—	—	—	20,000	(2)	66,800	—	—
	—	—	—	—	—	14,444	(3)	48,243	—	—
D. A. Isaac	2,000	—	—	11.25	2/1/2010	—		—	—	—
	2,000	—	—	10.00	1/30/2011	—		—	—	—
	3,000	—	—	9.70	4/24/2011	—		—	—	—
	4,500	—	—	8.82	1/29/2012	—		—	—	—
	3,000	—	—	4.70	1/28/2013	—		—	—	—
	20,000		—	6.66	2/3/2014	—		—	—	—
	—	—	—	—	—	—		—	78,000 (7)	260,520
A. W. Nelson	—	—	—	—	—	250	(2)	835	—	—
	—	—	—	—	—	900	(3)	3,006	—	—
	—	—	—	—	—	30,000	(2)	100,200	—	—
	—	—	—	—	—	21,666	(3)	72,364	—	—
	—	—	—	—	—	1,000	(5)	3,340	—	—

(1)	50% of such shares will become exercisable on each of May 6, 2010 and May 6, 2011.

(2)	Remaining shares vest on December 31, 2010.

(3)	Remaining shares vest in equal installments on December 31, 2010 and December 31, 2011.

(4)	Remaining shares vest on January 1, 2011.

(5)	Pursuant to the terms of Mr. Bowman’s employment agreement, shares of our Class A Common Stock with a fair market value of $65,667 will be earned and fully vested on each of December 31, 2009, December 31, 2010, and December 31, 2011. Based on the per share closing price of the Company’s Class A Common Stock on the NYSE on December 30, 2009 of $3.14, 20,913 shares of our Class A Common Stock was earned and vested on December 31, 2009.

(6)	As previously disclosed, Mr. Muress was awarded a grant of 50,000 performance share units under the Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Performance goals for this award were based on compound growth during a five-year period, beginning in 2006 and ending in 2010, with accelerated payment if growth targets were achieved during the 2006-2008 measurement period. The growth targets were a measure of the increase in pre-tax income for the Company’s United Kingdom operations described above under “Long Term Incentive Compensation.” As of the end of the 2008 period, growth of 15% was achieved, thus 50% of the award, or 25,000 of the performance share units, was earned on an accelerated basis, and had vested as of October 31, 2008. The remaining 25,000 performance share units may be earned based on the performance during the 2006-2010 performance period.

(7)	As previously disclosed, pursuant to his employment agreement, Mr. Isaac was awarded a grant of 312,000 performance share units under the Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Based upon the achievement of certain interim performance goals through December 31, 2009, an estimated 78,000 additional shares will be earned and vested on December 31, 2010.

(8)	Based on the per share closing price of the Company’s Class A Common Stock on the NYSE on December 31, 2009 of $3.34.

Option Exercises and Stock Vested

The following table provides information concerning stock awards vested during the most recent fiscal year with respect to the named executive officers.

	Option Awards(1)		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

J. T. Bowman	—	—	100,767	$370,562
W. B. Swain	—	—	57,733	192,828
I. V. Muress	—	—	37,822	126,325
D. A. Isaac	—	—	—	—
A. W. Nelson	—	—	66,033	239,335

(1)	None of the named executive officers exercised stock options in 2009.

Pension Benefits at December 31, 2009

The Company maintains a non-contributory Retirement Plan (the “Retirement Plan”) for the benefit of substantially all of the U.S. employees of the Company who were employed as of December 31, 2002. The Retirement Plan provides for annual retirement benefits at a normal retirement age of 65 (the “Normal Retirement Age”) equal to 2% of the participant’s total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Credited years of service under the Retirement Plan for Mr. Swain is 10 years. Of our named executive officers, only Mr. Swain participates in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. In place of the accruals under the now frozen Retirement Plan, the Company may make a discretionary contribution to the Company’s Defined Contribution Plan (the “Defined Contribution Plan”) for eligible employees based on years of service, compensation and the Company’s financial results. The following table provides information concerning the pension benefits at December 31, 2009 with respect to the named executive officers.

Present
		Number of	Value of	Payments
		Years of	Accumulated	During Last
		Credited	Benefits	Fiscal Year
Name	Plan Name	Service (#)	($)	($)

J. T. Bowman		—	$—	$—
W. B. Swain	Crawford & Company Retirement Plan	10	107,527	—
I. V. Muress		—	—	—
D. A. Isaac		—	—	—
A. W. Nelson		—	—	—

Nonqualified Deferred Compensation

The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide benefits that would otherwise be payable under the Retirement Plan and/or Defined Contribution Plan but for limitations placed on covered compensation and benefits thereunder pursuant to the Internal Revenue Code. Effective December 31, 2002, accruals under the SERP were also frozen as to the Retirement Plan. The SERP was amended to allow the Company, if it elects to make a discretionary contribution to the Defined Contribution Plan for eligible employees, to also make an additional SERP service contribution to the Deferred Compensation Plan for participants in the SERP. The following table provides information concerning the nonqualified deferred compensation with respect to the named executive officers.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contribution	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)	($)	($)(3)

J. T. Bowman	$—	$33,000	$6,193	—	$110,935
W. B. Swain	48,881	—	12,478	—	170,509
I. V. Muress	—	—	—	—	—
D. A. Isaac	—	—	—	—	—
A. W. Nelson	—	—	1,357	—	15,721

(1)	These amounts were also included in “Salary” in the Summary Compensation Table.

(2)	These amounts were also reported in “All Other Compensation” in the Summary Compensation Table.

(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior year proxy statements: Mr. Bowman — $71,742 and Mr. Swain — $109,150. This information is provided to clarify the extent to which these balances represent previously reported compensation (rather than additional, currently earned compensation).

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into various agreements with certain of the named executive officers that contain provisions regarding employment and change-in-control, as described below:

J. T. Bowman: On August 7, 2009, the Company entered into an employment agreement with Mr. Bowman outlining his employment terms. This agreement superseded and replaced the letter agreement entered into with Mr. Bowman on February 10, 2006, entered into while he was serving as the Company’s chief operating officer. The term of the employment agreement ends on August 6, 2011, subject to automatic two-year extensions, unless earlier terminated or not extended by either party.

Under the employment agreement, and as previously disclosed, Mr. Bowman is entitled to an annual salary of $730,000 (subject to annual review and increase by the Compensation Committee) and is eligible to receive an annual cash bonus based upon the achievement of performance objectives established by the Compensation Committee. Mr. Bowman is also eligible to receive long-term incentive awards as determined by the Compensation Committee. In addition, the Company agreed to grant Mr. Bowman restricted stock awards under the Executive Stock Bonus Plan with a fair market value equal to approximately $65,667 on each of December 31, 2009, 2010 and 2011, provided that, in order to receive such awards, Mr. Bowman must remain in the employ of the Company on each such date.

The employment agreement generally permits Mr. Bowman to participate in all employee benefit arrangements available to members of management of Crawford. Further, under the employment agreement, Mr. Bowman is entitled to receive a monthly car allowance, and will also receive payment of premiums on a term life insurance policy with a face amount of not less than $2 million (or such lesser amount that can be purchased for the standard rate cost of a $2 million policy). Per the terms of the agreement, the Company made a discretionary contribution equal to $33,000 to Mr. Bowman’s account under the Deferred Compensation Plan. Beginning on January 1, 2010, and each year thereafter that Mr. Bowman remains employed by the Company on January 1 of such calendar year, the Company will make a contribution to Mr. Bowman’s account under the Company’s Deferred Compensation Plan that is equal to (i) the greater of (a) $75,000 or (b) 3.5% of Mr. Bowman’s cash compensation plus 2.5% of the Mr. Bowman’s excess compensation (each as defined in the Deferred Compensation Plan) for such year, reduced by (ii) the lesser of the Company’s matching contributions to the Company’s 401(k) plan or the limit on elective deferrals under the Internal Revenue Code.

Under the employment agreement, if Mr. Bowman resigns for “good reason,” or if Crawford terminates his employment without “cause” or if Mr. Bowman’s employment terminates for any reason (other than for cause or due to his death or disability) within one year following a “change in control,” subject to Mr. Bowman signing a restrictive covenants agreement and release, Mr. Bowman will be entitled to the following: (i) payment of accrued compensation and benefits; (ii) an amount equal to two times his base salary at termination, (ii) a pro-rata portion of his annual bonus and incentives based on actual performance, (iii) reimbursement for group health plan costs for 18 months following termination of employment, or until Mr. Bowman becomes eligible for other group health benefits; and (iv) immediate vesting of all outstanding stock options (which will remain exercisable for 90 days from the termination date).

In the event any payments made to Mr. Bowman would be subject to the excise tax imposed on “parachute” payments by the Internal Revenue Code, Crawford will reduce the payments to Mr. Bowman so that no portion of the payments would be subject to the excise tax, but only if such a reduction would result in Mr. Bowman receiving a greater amount after taxes. Pursuant to the employment agreement, Mr. Bowman has agreed to certain covenants which impose restrictions on the solicitation of employees and customers, protect certain confidential information of the Company, and require cooperation in litigation, as well as to certain other covenants, for specified periods after the termination of employment.

In connection with Mr. Bowman being named CEO, the Committee also granted to Mr. Bowman a stock option to purchase 250,000 shares of the Company’s Class A Common Stock, which vests at a rate of 33 1/3% per year, beginning on May 6, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and	Termination Upon		Termination		Termination
Benefits upon	Change in		Without		for Good								All Other
Termination	Control(5)		Cause(5)		Reason(4)		Retirement		Death		Disability		Terminations

Compensation:
Base Salary	$1,460,000		$1,460,000		$1,460,000		$—		$365,000		$365,000		—
Stock Awards(7)	499,617	(1)(2)(3)(4)	206,499	(3)(4)	491,254	(1)(2)(3)	499,617	(1)(3)	499,617	(1)(3)	499,617	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—		—				—		2,000,000		—		—
Disability Benefits	—		—		—		—		—			(6)	—

Total	$1,959,617		$1,666,499		$1,951,254		$499,617		$2,864,617		$864,617	(6)	—

(1)	Unvested, earned performance share unit awards will fully vest.

(2)	Unearned performance share unit awards will be deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards will fully vest.

(4)	Unvested stock options will fully vest.

(5)	Prior to the compensation amounts being paid and awards vesting, the Company and Mr. Bowman must agree to mutually acceptable terms of confidentiality, non-solicitation and cooperation, as well as other reasonable and customary terms of a severance agreement. Mr. Bowman would also be entitled to a prorated portion of any bonuses or incentives, based on actual performance, for the performance period during which the termination occurs. If Mr. Bowman timely elects continued medical coverage under COBRA, he and his covered dependents are entitled to reimbursement for group health plan costs for 18 months following termination of employment, or until Mr. Bowman becomes eligible for other group health benefits.

(6)	Mr. Bowman would also be entitled to disability payments totaling $11,500 per month, payable though age 65.

(7)	Based on the December 31, 2009 closing price of $3.34 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

W. B. Swain: On October 6, 2006, the Company issued a letter agreement outlining employment terms with Mr. Swain. The letter agreement set Mr. Swain’s initial annual base salary at $290,000, subject to increases from time to time, and indicated his eligibility to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. Mr. Swain’s base salary is currently $400,000. Mr. Swain’s letter agreement also awarded a restricted stock grant of 6,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, will vest at a rate of 20% per year. Currently, 3,600 shares of Class A Common Stock have vested under the terms of that award. On February 27, 2008, the Compensation Committee awarded Mr. Swain a restricted stock grant of 30,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, which vested at a rate of 50% per year. All such shares of Class A Common Stock have vested under the terms of that award.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Termination
Payments and	Upon Change		Termination
Benefits upon	in		Without							All Other
Termination	Control		Cause	Retirement		Death		Disability		Terminations

Compensation:
Stock Awards(5)	$183,252	(1)(2)(3)	$8,016 (3)	$183,252	(1)(3)	$183,252	(1)(3)	$183,252	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—		—	—		600,000		—		—
Disability Benefits	—		—	—		—			(4)	—

Total	$183,252		$8,016	$183,252		$783,252		$183,252		—

(1)	Unvested, earned performance share unit awards will fully vest.

(2)	Unearned performance share unit awards will be deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards will fully vest.

(4)	Mr. Swain would also be entitled to disability payments totaling $11,500 per month, payable though age 65.

(5)	Based on the December 31, 2009 closing price of $3.34 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

I. V. Muress: On January 16, 2002, the Company entered into an employment agreement with Mr. Muress outlining his employment terms. The employment agreement set Mr. Muress’ annual base salary at 150,000 British pounds sterling per year inclusive of any directors’ fees payable to him, which was subject to increases from time to time. Based on the 2009 average rate of exchange between the British pound and the U.S. dollar, Mr. Muress’ base salary is equivalent to $601,896. The employment agreement also provides for Mr. Muress’ participation in a U.K. contributory pension plan, as well as other perquisites and participation in certain executive benefit and incentive plans which are generally offered to the Company’s other senior officers. The employment agreement also subjects Mr. Muress to certain confidentiality, solicitation and non-competition restrictions and requirements. The Company may at any time and in its absolute discretion terminate the employment agreement with immediate effect and make a termination payment in lieu of notice. This termination payment will consist solely of Mr. Muress’ base salary (at the rate payable when the notice is given) and will not include any bonus, pension contributions or any other benefits, and will be subject to deductions for income tax and national insurance contributions. On February 27, 2008, the Compensation Committee awarded Mr. Muress a restricted stock grant of 20,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, which vested at a rate of 50% per year. All such shares of Class A Common Stock have vested under the terms of that award.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Termination
Payments and	Upon		Termination
Benefits upon	Change in		Without								All Other
Termination	Control(5)		Cause(5)		Retirement		Death		Disability		Terminations

Compensation:
Base Salary	$601,896		$601,896		$—		$—		$—		—
Stock Awards(5)	158,630	(1)(2)(3)(4)	—	(3)(4)	116,880	(1)(3)	116,880	(1)(3)	116,880	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—		—		—		3,039,828		—		—
Disability Benefits	—		—		—		—		664,962		—

Total	$760,526		$601,896		$116,880		$3,156,708		$781,842		—

(1)	Unvested, earned performance share unit awards will fully vest.

(2)	Unearned performance share unit awards will be deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards will fully vest.

(4)	Unvested stock options will fully vest.

(5)	Based on the December 31, 2009 closing price of $3.34 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

D. A. Isaac: Effective as of January 1, 2006, the Company entered into an employment agreement with Mr. Isaac. The employment agreement terminates on December 31, 2010. The term automatically renews for successive one year periods unless cancelled prior to the end of the then current period pursuant to the terms of the employment agreement. The employment agreement set Mr. Isaac’s initial annual base salary at $600,000. Mr. Isaac’s current base salary is $630,000.

Pursuant to certain negotiated terms, the employment agreement provides for annual incentive compensation based on growth in GCG’s pretax income. Pursuant to the agreement, Mr. Isaac is entitled to a minimum annual incentive payment of $250,000 if GCG’s pretax income grows by at least 10% over the average of the previous 3 years’ pretax income. Mr. Isaac is entitled to an annual incentive payment of $400,000 if GCG’s pretax income grows by at least 15% over the average of the past 3 years’ pretax income. Mr. Isaac is entitled to the maximum annual incentive payment of $600,000 if GCG’s pretax income grows by at least 20% over the average of the previous 3 years’ pretax income.

The employment agreement also provided for a restricted stock grant of 25,000 shares of the Company’s Class A Common Stock under the Executive Stock Bonus Plan, which grant vested as of January 1, 2007. The employment agreement further provides for a performance share unit grant of 312,000 units under the Executive Stock Bonus Plan, with any earned portion of the award payable in shares of the Company’s Class A Common Stock. Mr. Isaac was awarded 250,000 performance share units in 2006 and was awarded 62,000 performance share units in 2007.

Based on applicable performance goals negotiated with Mr. Isaac at the time of entry into his employment agreement, Mr. Isaac would be eligible to earn up to 312,000 performance share units based on the compound annual growth rate (“CAGR”) in GCG pre-tax income growth for two different periods, January 1, 2006 through December 31, 2008 (the “2006-2008 period”), and January 1, 2006 through December 31, 2010 (the “2006-2010 period”). Pursuant thereto, for the 2006-2008 period, 117,000 units would be earned if 10% CAGR in GCG pre-tax income was achieved and 234,000 units would be earned if 15% CAGR in GCG pre-tax income was achieved. For the 2006-2010 period, 156,000 units minus the number of units earned in the 2006-2008 period will be earned if 10% CAGR in GCG pre-tax income is achieved and 312,000 units minus the number of units earned in the 2006-2008 period will be earned if 15% CAGR in GCG pre-tax income is achieved.

Mr. Isaac earned 234,000 of these performance share units based on GCG pre-tax income growth for the 2006-2008 period. As allowed by the employment agreement, in 2009 Mr. Isaac elected a distribution of 150,000 shares of the 234,000 shares earned in the 2006-period. The remaining 84,000 of earned but undistributed shares will be distributed to Mr. Issac in 2011. Mr. Isaac may earn the balance of the 78,000 unearned performance share units based on future GCG pre-tax income growth for the period beginning on January 1, 2006 and ending on December 31, 2010.

The employment agreement also provides for annual commission payments of 3% of gross fee revenues. Mr. Isaac’s employment agreement also provides that he is eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers.

The employment agreement provides for (i) continued payment of Mr. Isaac’s base salary for a period of 6 months following his death or disability, (ii) a continued payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s death or disability for a period of 2 years following Mr. Isaac’s death or disability, and (iii) payment of a pro rata portion of Mr. Isaac’s annual incentive compensation and performance share units through the date of his termination of employment due to death or disability. The employment agreement provides that in the event that Mr. Isaac’s employment with the Company is terminated either by Mr. Isaac for “good reason” or by the Company without cause, and such termination is not within 3 months prior to or 12 months after a “change in control,” the Company will (i) continue payment of Mr. Isaac’s base salary for a period of 12 months following his termination, continue payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s termination for a period of 12 months following Mr. Isaac’s termination, and payment of a pro rata portion of Mr. Isaac’s performance share units through the date of his termination of employment. Additionally, the Company will provide continuation of eligible medical benefits, for a period of 12 months, under COBRA. The employment agreement provides that in the event that Mr. Isaac’s employment with the Company is terminated either by Mr. Isaac for “good reason” or by the Company without cause, and such termination is within 3 months prior to or 12 months after a “change in control,” the Company will (i) continue payment of Mr. Isaac’s base salary for a period of 18 months following his termination, continue payment of the commission amounts on revenue derived from business initiated prior to Mr. Isaac’s termination for a period of 18 months following Mr. Isaac’s termination, and payment of a pro rata portion of Mr. Isaac’s performance share units through the date of his termination of employment. Additionally, the Company will provide continuation of eligible medical benefits, for a period of 18 months, under COBRA.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and	Termination		Termination		Termination
Benefits upon	Upon Change in		Without		for Good						All Other
Termination	Control(4)		Cause(4)		Reason(4)		Death(4)		Disability(4)		Terminations

Compensation:
Base Salary	$945,000		$630,000		$630,000		$315,000		$315,000		—
Incentives	—		—		—		—		—		—
Commissions		(5)		(6)		(6)		(7)		(7)	—
Stock Awards(10)	410,820	(1)(2)(3)	410,820	(1)(2)(3)	410,820	(1)(2)(3)	410,820	(1)(2)(3)	410,820	(1)(2)(3)	—
Benefits and Perquisites:
Life Insurance	—		—		—		1,500,000		—		—
Disability Benefits	—		—		—		—			(8)	—
Tax Gross-up		(9)		(9)		(9)		(9)		(9)	(9)

Total	$1,355,820		$1,040,820		$1,040,820		$2,225,820		$725,820		—

(1)	Unvested, earned performance share unit awards will fully vest.

(2)	Unearned performance share unit awards will be deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards will fully vest.

(4)	Mr. Isaac’s compensation amounts are subject to a claw-back provision in the event he violates the terms of the non-competition, non-disclosure or non-disparagement provisions of his employment agreement.

(5)	Mr. Isaac’s commission payments continue for a period of 18 months following terminations related to a change in control.

(6)	Mr. Isaac’s commission payments continue for a period of 1 year following terminations either without “cause” or for “good reason.”

(7)	Mr. Isaac’s commission payments continue for a period of 2 years following terminations related to death or disability.

(8)	Mr. Isaac would also be entitled to short-term disability payments of $31,500 per month for 6 months, followed by long-term disability payments of $15,000 per month, payable though age 65.

(9)	Termination payments are limited to the maximum amount payable without triggering excise tax obligations under section 280G of the Internal Revenue Code.

(10)	Based on the December 31, 2009 closing price of $3.34 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

A. W. Nelson: On September 20, 2005, the Company issued a letter agreement outlining employment terms with Mr. Nelson. The letter agreement set Mr. Nelson’s initial annual base salary at $250,000, which was subject to increase from time to time; Mr. Nelson’s annual base salary is currently $425,000. The letter agreement provided for a grant of 5,000 shares of restricted stock of the Company’s Class A Common Stock under the Company’s Executive Stock Bonus Plan, vesting at a rate of 20% per year, beginning on the first anniversary of the grant. Currently, 4,000 shares of the grant have vested. Mr. Nelson’s letter agreement also provides that he will be eligible to participate in all other executive benefit and incentive plans generally offered to the Company’s senior officers. On November 22, 2005, the Company entered into a Change of Control and Severance Agreement with Mr. Nelson. The agreement provides that in the event Mr. Nelson’s employment with the Company is terminated due to the Company being bought or sold such that there is a change in control, or if Mr. Nelson’s employment is terminated other than for cause, the Company agrees to provide one (1) year of Mr. Nelson’s then current base salary. Additionally, all stock options granted to Mr. Nelson will immediately vest and become exercisable for a ninety (90) day period following the date of termination. The agreement also provides that, prior to the severance amounts being paid and options vesting, that the Company and Mr. Nelson agree to mutually acceptable terms of confidentiality, non-solicitation, cooperation and other reasonable and customary terms of a severance agreement at the time of his termination of employment. On February 27, 2008, the Compensation Committee awarded Mr. Nelson a restricted stock grant of 30,000 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting at a rate of 50% per year. All 30,000 shares of Class A Common Stock have vested under the terms of that award. On February 12, 2009, the Board awarded Mr. Nelson a restricted stock grant of 8,500 shares of Class A Common Stock under the provisions of the Executive Stock Bonus Plan, vesting immediately. All 8,500 shares of Class A Common Stock have vested under the terms of that award.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Termination
	Upon
Payments and	Change		Termination
Benefits upon	in		Without							All Other
Termination	Control(7)		Cause(7)	Retirement		Death		Disability		Terminations

Compensation:
Base Salary	$425,000		$425,000	$—		$—		$—		—
Stock Awards(6)	179,745	(1)(2)(3)(4)	— (4)	3,340	(3)(4)	179,745	(1)(3)	179,745	(1)(3)	—
Benefits and Perquisites:
Life Insurance	—			—		150,000		—		—
Disability Benefits	—		—	—		—			(5)	—

Total	$604,745		$425,000	$3,340		$329,745		$179,745		—

(1)	Unvested, earned performance share unit awards will fully vest.

(2)	Unearned performance share unit awards will be deemed earned on a pro-rata basis.

(3)	Unvested restricted stock awards will fully vest.

(4)	Unvested stock options will fully vest.

(5)	Mr. Nelson would also be entitled to disability payments totaling $11,500 per month, payable though age 65.

(6)	Based on the December 31, 2009 closing price of $3.34 per share for Class A Common Stock; assumes out-of-the-money options are not exercised.

(7)	Prior to the compensation amounts being paid and awards vesting, the Company and Mr. Nelson must agree to mutually acceptable terms of confidentiality, non-solicitation and cooperation, as well as other reasonable and customary terms of a severance agreement.

REPORT OF THE NOMINATING/CORPORATE GOVERNANCE/COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The Company’s executive compensation programs are administered by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. HICKS LANIER, CHAIRMAN
P. GEORGE BENSON
RUSSEL L. HONORÉ (beginning on May 5, 2009)
E. JENNER WOOD, III

STOCK OWNERSHIP INFORMATION

Security Ownership of Management

The following table sets forth information, as of March 1, 2010, as to shares of Class A and Class B Common Stock beneficially owned by each current Director or nominee for election as a Director, each of the named executive officers, and all current Directors and executive officers as a group. As of March 1, 2010, there were 27,654,905 shares of Class A Common Stock and 24,697,172 shares of Class B Common Stock outstanding.

			Percent of
	Amount and Nature of		Total Shares
	Beneficial Ownership(1)		Outstanding(2)
Name	Class A	Class B	Class A	Class B

P. George Benson(3)	55,624	—	—	—
Jeffrey T. Bowman(4)	452,538	—	1.6%	—
Jesse C. Crawford(5)	12,065,582	12,783,181	43.6	51.8%
James D. Edwards(6)	58,624	2,000	—	—
Russel L. Honoré	19,624	—	—	—
J. Hicks Lanier(6)(7)	61,661	3,037	—	—
Charles H. Ogburn	74,624	—	—	—
Clarence H. Ridley(8)	61,624	7,000	—	—
E. Jenner Wood, III(6)(7)	59,374	—	—	—
W. Bruce Swain(9)	107,775	—	—	—
Ian V. Muress(10)	77,109	—	—	—
David A. Isaac(11)	144,610	2,038	—	—
Allen W. Nelson	72,770	—	—	—
All Directors and Executive Officers as a Group (22 persons)(12)	13,730,340	12,799,849	49.6	51.8

(1)	Except as otherwise indicated in the following footnotes, the persons possessed sole voting and dispositive power with respect to all shares set forth opposite their names.

(2)	Except where a percentage is specified, the person’s ownership represents less than 1% of the outstanding shares. Shares not outstanding which are subject to options exercisable within sixty (60) days by a named individual or persons in the group are deemed to be outstanding for the purposes of computing percentage ownership of outstanding shares owned by such individual or the group.

(3)	Includes 36,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(4)	Includes 294,032 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(5)	Includes 33,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010. The shares of Class A Common Stock shown as beneficially owned by Jesse C. Crawford include 53,691 shares held in trust for his son over which he has sole voting and shared dispositive power, 379,921 shares held by Crawford Partners L.P. over which he shares voting and dispositive power, 7,392,091 shares held in the Estate of Virginia C. Crawford over which he has sole voting power and shared dispositive power and 3,000,000 shares held in three Grantor Retained Annuity Trusts over which his spouse has sole voting and dispositive power. See Note (2) to the table set forth under “Security Ownership of Certain Beneficial Owners” below with respect to the Class B Common Stock.

(6)	Includes 39,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(7)	Mr. Lanier is a director of SunTrust Banks, Inc. Mr. Wood is Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group. Messrs. Lanier and Wood disclaim beneficial ownership in any shares held by SunTrust Banks, Inc. or any of its subsidiaries, which shares are not reflected in the table. See “Information With Respect to Certain Business Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners.”

(8)	Includes 42,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(9)	Includes 35,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(10)	Includes 25,000 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(11)	Includes 34,500 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

(12)	Includes 7,825,703 shares of Class A Common Stock and 10,901,081 shares of Class B Common Stock as to which voting or dispositive power is shared and 738,532 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 1, 2010.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning each person (including any “group” as the term is used in Section 13(d)(3) of the Securities Exchange Act) known to the Company to be the “beneficial owner”, as such term is defined by the rules of the SEC, of more than 5% of the outstanding shares of the Company’s Class B Common Stock as of March 1, 2010:

			Percentage of
	Amount and Nature of		Class B Shares
Name and Address	Beneficial Ownership		Outstanding

Jesse C. Crawford	12,783,181(1	)(2)	51.8%
Crawford Media Services, Inc. 3845 Pleasantdale Rd. Atlanta, Georgia 30340
Crawford Partners, L.P.	10,466,931(1)		42.4
55 Park Place Atlanta, Georgia 30303
F&C Asset Management plc	1,678,508(3)		6.8
80 George Street Edinburgh EH2 3BU, United Kingdom
SunTrust Banks, Inc.	1,646,688(2)		6.7
c/o SunTrust Bank 55 Park Place Atlanta, Georgia 30303
Linda K. Crawford	1,459,977		5.9
57 N. Green Bay Road Lake Forest, Illinois 60045
BlackRock, Inc.	1,442,519(4)		5.8
40 East 52nd Street New York, New York 10022

(1)	The shares shown as beneficially owned by Jesse C. Crawford include 49,238 shares held in trust for his son over which he has sole voting and shared dispositive power; 10,466,931 shares held by Crawford Partners, L.P. over which he shares voting and dispositive power; and 384,912 shares in a trust over which he shares voting and dispositive power.

(2)	As of December 31, 2009. Based upon a Schedule 13G/A filed with the SEC by SunTrust Banks, Inc. (“SunTrust Bank”) on February 11, 2010. According thereto, the shares are held by certain subsidiaries of SunTrust Bank in various fiduciary and agency capacities. SunTrust Bank has sole voting power with respect to 1,212,538 of such shares. SunTrust Bank has sole dispositive power with respect to 1,261,776 of such shares. SunTrust Bank disclaims any beneficial interest in any such shares. Included in the shares beneficially owned by SunTrust Bank are 384,912 shares held in a trust over which SunTrust Banks and Jesse C. Crawford share voting and dispositive power.

(3)	As of December 31, 2009. Based upon a Schedule 13G filed with the SEC by F&C Asset Management plc (“F&C”) on February 11, 2010. According thereto, F&C has sole voting and dispositive power over all such shares.

(4)	As of December 31, 2009. Based upon a Schedule 13G filed with the SEC by BlackRock, Inc. on January 29, 2010. According thereto, BlackRock, Inc. has sole voting and dispositive power over all such shares.

INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND
RELATED TRANSACTIONS

For information on the Company’s Related Party Transactions Policy, please refer to the Audit Committee discussion on Page 5.

SunTrust Bank held 1,646,688 shares of Class B Common Stock of the Company as of February 28, 2010. See “Stock Ownership Information — Security Ownership of Certain Beneficial Owners.” SunTrust Bank exercises voting authority with respect to shares of Class B Common Stock held in fiduciary and agency capacities. In the ordinary course of its business and on prevailing marketplace terms, SunTrust Bank and its affiliates provide certain financial services to the Company. SunTrust Bank serves as the administrative agent for the Company’s $310 million credit facility and participates as a lender in the syndication of that credit facility, for which it receives customary payments of interest, repayments of principal, and fees. The Company’s credit facility was entered into in the ordinary course of SunTrust Bank’s business, such loans were and are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other parties, such loans do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, the Company also maintains a normal commercial banking relationship with SunTrust Bank, which also serves as trustee for the Crawford & Company Retirement Plan and the Crawford & Company Employee Disability Income Plan. SunTrust Bank also processes checks relating to loss fund accounts, which are used for payment of the Company’s clients’ claims. E. Jenner Wood, III, a Director of the Company, is Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, Central Group. The Board has determined that these relationships do not affect Mr. Wood’s independence. See “Corporate Governance — Director Independence.”

EQUITY COMPENSATION PLANS

The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2009. Only the Company’s Class A Common Stock is authorized for issuance under these plans.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,122,489(1)	$6.09(2)	7,831,029(3)
Equity compensation plans not approved by security holders(4)	164,119	$4.27	—

	3,286,608		7,831,029

(1)	Shares issuable pursuant to the outstanding options under the Company’s stock option plans (2,393,755 shares), the 1996 Employee Stock Purchase Plan, as amended (259,000 shares), and a portion of the U.K. ShareSave Scheme (469,734 shares).

(2)	Includes exercise prices for outstanding options under the Company’s stock option plans, the 1996 Employee Stock Purchase Plan, as amended and the U.K. ShareSave Scheme.

(3)	Represents shares which may be issued under the 1996 Employee Stock Purchase Plan, as amended (66,149 shares), the U.K. ShareSave Scheme (30,266 shares), the Executive Stock Bonus Plan (5,300,006 shares), the Nonemployee Director Stock Plan (1,434,608), and the International Employee Stock Purchase Plan (1,000,000). Unearned share grants totaling 394,826 were still included in the number of securities remaining available for future issuance under equity compensation plans at December 31, 2009.

(4)	Represents a portion of shares under the U.K. ShareSave Scheme.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and greater than ten percent (10%) beneficial owners of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of such equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, the Company believes that, during the year ended December 31, 2009, all of its officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements, except for one late filing by Mr. Forrest Bell pertaining to a transaction involving the sale of 20 shares Class A Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, Messrs. Lanier, Benson, Honoré (beginning on May 5, 2009) and Wood, none of whom were officers or employees of the Company, were members of the Compensation Committee of the Company’s Board of Directors. None of the members of the Compensation Committee serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. For a discussion concerning certain business relationships involving the Company, Mr. Wood, and SunTrust Banks, please see “Information with Respect to Certain Business Relationships and Related Transactions,” discussed above.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO CRAWFORD & COMPANY EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Background.  On February 2, 2009, the Nominating/Corporate Governance/Compensation Committee of the Board of Directors (the “Compensation Committee”) adopted a resolution to increase the number of shares of Class A Common Stock available for awards under the Crawford & Company 1996 Employee Stock Purchase Plan, as amended (the “Plan”) by 1,000,000 (as adopted, the “Amendment”).

The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Appendix A (as attached, the Plan does not give effect to the Amendment).

General.  The Plan provides the Company’s eligible employees (described below) with a convenient means of purchasing shares of the Company’s Class A Common Stock at a discount through payroll deductions.

Purpose.  The primary purpose of the Plan is to encourage stock ownership by eligible employees in the belief that such ownership will increase his or her interest in the success of Crawford and will provide an additional incentive for him or her to remain in the employ of Crawford.

Eligibility.  Our full-time employees (generally those who work for Crawford in excess of 20 hours per week) with over one year of service to the Company are eligible to participate in the Plan. However, an employee may not purchase shares under the Plan if the purchase would cause the employee to own shares of common stock representing 5% or more of the total combined voting power or value of all classes of the Company’s capital stock. Participation in the Plan generally ends automatically upon a participant’s termination of employment. In the event of a Plan participant’s termination due to disability or death, he (or his beneficiary) has certain additional rights to terminate participation or acquire shares under the Plan. As of March 1, 2010, there were approximately 4,132 eligible employees, of which approximately 422 are participants in the purchase period ending June 30, 2010.

Shares Available.  As of March 1, 2010, 1,174,851 shares have been acquired under the Plan, and 325,149 shares of Class A Common Stock are available for future issuance under the Plan. If this proposal is approved by shareholders, an additional 1,000,000 shares of Class A Common Stock will be available for future issuance under the Plan. The future benefits to be received by any Plan participant, including any named executive officer, are not determinable since any such benefits are based on participant elections which can be made from time to time in the future.

For certain additional information concerning securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2009, see “Equity Compensation Plans” elsewhere in this proxy statement.

Purchase of Shares.  The Plan permits participants to authorize at least $240 and no more than $21,000 for the purchase of Class A Common Stock annually through payroll deductions. The Company uses the dollar amounts that it deducts and accumulates on behalf of each participant to purchase shares of Class A Common Stock reserved for issuance under the Plan at the end of each purchase period. Under the Plan, the Compensation Committee may determine the duration and frequency of each purchase period. The Plan generally operates using 30-day offering periods before the beginning of a 12-month purchase period.

Purchase Price of Shares.  The price of shares purchased under the Plan is generally 85% of the lower of the closing price of our Class A Common Stock on the New York Stock Exchange on the first day of the purchase period or on the purchase date. Unless a participant voluntarily exercises only a part of their option to acquire shares or withdraws from the Plan, the Class A Common Stock will be purchased on the last day of the applicable purchase period and the participant’s account will be debited in an amount equal to the price per purchased share, multiplied by the number of shares purchased. Participants may end their participation in the Plan at any time. Upon termination of participation, the participant’s payroll contributions will cease and the participant will be paid his or her accumulated payroll deductions to date without interest. Any amounts remaining in the participant’s account after exercise of the purchase right will be refunded to the participant.

Transferability.  Rights granted under the Plan are not transferable by a participant other than upon the death of the participant. In the event of a reorganization, merger or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number and purchase price of the shares available under the Plan and in the number of shares covered by outstanding options to purchase Class A Common Stock under the Plan.

Modification and Term.  The Board has the authority to amend or terminate the Plan at any time for any reason.

U.S. Federal Income Tax Consequences.  The following is a brief summary of the general U.S. federal income tax consequences to participants and the Company of participation in the Plan. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences, nor does it describe consequences based on particular circumstances. Each participant should refer to the actual text of the Plan set forth in Appendix A and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the Plan.

Federal Income Tax Consequences to Participants.  No taxable income will be recognized by a participant as a result of the grant or exercise of the purchase rights issued under the Plan. Taxable income will not be recognized until there is a sale or other disposition of the shares purchased under the Plan or in the event a participant should die while still owning any shares purchased under the Plan.

If a participant sells or otherwise disposes of shares purchased under the Plan within two years after commencement of the purchase period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If a participant sells or disposes of the purchased shares more than two years after the commencement of the purchase period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares sold on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15% of the fair market value of the shares sold on the date of commencement of such purchase period. Any additional gain upon the disposition would be taxed as a capital gain.

If a participant still owns shares purchased under the Plan at the time of the participant’s death, the participant will recognize as ordinary income in the year of such participant’s death the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (ii) 15% of the fair market value of the shares on the date of commencement of the purchase period during which those shares were purchased.

Federal Income Tax Consequences to the Company.  The Company is not allowed a deduction for federal income tax purposes in connection with the grant or exercise of the right to purchase common shares under the Plan, provided there is no disposition of common shares by a participant within either the one- or two- year period described above. If a disposition occurs within either of these two periods, we will be entitled to a deduction in the same amount and at the same time that the participant realizes ordinary income.

Plan Benefits.  The benefits to be received by the Company’s employees as a result of the proposed amendment of the Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of Class A Common Stock have been issued, with respect to the 1,000,000 share increase for which shareholder approval is sought under this proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the Amendment to add 1,000,000 shares to the Company’s Employee Stock Purchase Plan.

PROPOSAL 3 — APPROVAL OF THE U.K. SHARESAVE SCHEME, AS AMENDED

Background.  The Crawford & Company U.K. Sharesave Scheme, as amended (the “U.K. Plan”) was originally adopted by the Board of Directors (the “Board”) of the Company on July 28, 1999. As originally adopted, 500,000 shares of the Company’s Class A Common Stock were available for issuance to Eligible Participants (as defined below). On February 7, 2006, the Nominating/Corporate Governance/Compensation Committee of the Board (the “Compensation Committee”) adopted an amendment to the U.K. Plan to increase the number of shares of Class A Common Stock available for issuance thereunder by 500,000, which amendment was approved by the shareholders of the Company at the Company’s 2006 annual meeting of shareholders.

On November 6, 2009, the Compensation Committee approved an amendment to the U.K. Plan to extend the term of the U.K. Plan for 10 years and to update the UK Plan for certain statutory changes and references (the “Amendment”). Pursuant to the rules and regulations of the New York Stock Exchange, the U.K. Plan, as amended, is subject to the approval of the Company’s shareholders.

The following summary of the material terms of the U.K. Plan is qualified in its entirety by reference to the full text of the U.K. Plan, which is attached hereto as Appendix B (as attached, the U.K. Plan does not give effect to the Amendment).

General.  The U.K. Plan allows for Eligible Participants (as defined below) to purchase shares of our Class A Common Stock at a discount using accumulated savings from payroll deductions pursuant to a three-year, five-year or seven-year period savings program (a “Savings Contract”).

Purpose.  The purpose of the U.K. Plan is to attract, retain and motivate Eligible Participants to retain their focus on the long-term growth of the Company by providing them with an opportunity to purchase shares of the Company’s Class A Common Stock at a discount.

Eligibility.  To be eligible to participate in the U.K. Plan (an “Eligible Participant”), an individual must generally be (i) an employee of Crawford or a participating subsidiary of Crawford on the grant day for an award (and have been an employee for the previous five year period or such other time period during such period as determined by the Board), or (ii) a director of Crawford or a participating subsidiary of Crawford (and have been a full-time director (as defined in the U.K. Plan) for the previous five year period or such other time period during such period as determined by the Board, so long as such person generally was subject to tax in the U.K. with respect to his or her employment or position.

The Board is authorized to determine each Participating Company. Generally, and as of the date hereof, a Participating Company is any direct or indirect subsidiary of the Company operating in the United Kingdom.

As of the date hereof, there are approximately 1,377 Eligible Participants, and 245 individuals actually participating in the U.K. Plan in the purchase period ending April 1, 2010. I.V. Muress is the only named executive officer eligible to participate in the U.K. Plan.

The future benefits to be received by any Eligible Participant, including any named executive officer, pursuant to the U.K. Plan are not determinable, since any such benefits are based on Eligible Participant elections which can be made from time to time in the future.

Grants under the U.K. Plan.  Eligible Participants who elect to participate in the U.K. Plan make monthly contributions (via payroll deductions) in an amount between £5 and £250 per month in connection with a three-year, five-year or seven-year period (a “Savings Period”) Savings Contract. In addition, Eligible Participants who elect to participate in the U.K. Plan receive an option to purchase shares of Class A Common Stock made under the U.K. Plan (an “Option”). The price at which shares of Class A Common Stock are acquired by the exercise of Options under the U.K. Plan is set by the Board but generally shall be 85% of the fair market value of our Class A Common Stock (determined by reference to the price thereof on the New York Stock Exchange, if applicable) as determined prior to any grant date pursuant to section 3.5 of the U.K. Plan. In the event of any variation of the capital stock of the Company, the Board is authorized to adjust the price at which shares may be acquired before any Option is exercised or after the exercise of any Option but prior to transfer of shares obtained pursuant to such exercise. Upon exercise of an Option, the exercise price will be paid to and retained by the Company.

The payroll deductions are kept in accounts with the bank or building society with whom the Savings Contract is made until the Eligible Participant either exercises (or declines to exercise) the Option at the end of the applicable Savings Period or earlier withdraws from participation in the U.K. Plan. The accumulated amounts and any bonus amounts are generally used to pay the exercise price of an Option at the end of the applicable Savings Period. An Eligible Participant may withdraw from participation in the U.K. Plan at any time. Once an Eligible Participant has withdrawn, there is no opportunity to resume participation for that Savings Period. The administrator of the U.K. Plan will make any repayment of savings to such Eligible Participant if so requested. As a tax-qualified plan in the United Kingdom, Participants who are U.K. taxpayers receive a bonus amount on the payroll deductions, which is tax-free provided the Eligible Participant has continued to save for the full Savings Period. For withdrawals prior to such time, but after a Participant has been saving for one year and made at least 12 monthly contributions, the Participant will receive interest on his/her contributions.

Options may generally be exercised (i) within 6 months after the completion of the applicable Savings Period, (ii) within 12 months after the Eligible Participant’s death (or within 12 months if such death occurs 3 years after the maturity date, (iii) within 6 months after the Eligible Participant’s termination of employment with the Participating Company as a result of injury, disability, redundancy (within the meaning of the United Kingdom Employment Rights Act of 1996) or retirement, (iv) within 6 months after the Eligible Participant’s termination of employment with the Company as a result of certain changes of control of the Participating Company, or (v) within 6 months after the Eligible Participant’s termination of employment with the Participating Company for any other reason (except for misconduct) more than 3 years after the grant of the Option. Options may not be exercised at all in the event the Eligible Participant (i) ceases to be employed by the Participating Company for any reason other than death, disability, redundancy, retirement, injury or certain changes in control of the Participating Company, within 3 years of the grant of the Option or (ii) gives notice of termination before an Option has become exercisable terminating payments under the applicable Savings Contract or applies for repayment of the monthly contributions paid under the applicable Savings Contract.

Shares Available.  As of March 1, 2010, 335,871 shares had been acquired under the U.K. Plan.

For certain additional information concerning securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2009, see “Equity Compensation Plans” elsewhere in this proxy statement.

Term.  Pursuant to section 3.7 of the U.K. Plan, offers to participate can only be made for a period of 10 years from the date of adoption. Accordingly, offers to participate can no longer be made unless the term of the U.K. Plan is extended pursuant to the Amendment. If the Amendment is approved, the term of the U.K. Plan will be extended for an additional 10 year period.

Administration.  The Board, or a committee appointed by the Board, is authorized to administer the U.K. Plan. The administrator of the U.K. Plan is authorized to, among other things:

•	determine the applicable grant date of any offering;

•	determine the length of any offering;

•	set the maximum amount of the monthly contribution under a Savings Contract (subject to applicable restrictions);

•	provide all notices in connection with the U.K. Plan;

•	make price adjustments in the event of any variation of the capital stock of the Company; and

•	amend the U.K. Plan at any time, subject to any required consents of any applicable regulatory authorities.

Amendment of the U.K. Plan.  The Board may at any time amend the U.K. Plan and shall obtain any required approvals and consents from the United Kingdom HM Revenue & Customs (“HMRC”). If HMRC approval is not required, the Board is authorized to make any non material changes to the U.K. Plan without resubmitting the U.K. Plan to the HMRC.

Notwithstanding the foregoing, any material amendment to the U.K. Plan must be approved by our shareholders in order to comply with continued listing requirements of the New York Stock Exchange.

Taxation Consequences.  The following is a brief summary of the general taxation consequences to Participants and the Company of participation in the U.K. Plan. This summary is not intended to be exhaustive and does not describe other foreign, or state or local tax consequences, nor does it describe consequences based on particular circumstances. Each Participant should refer to the actual text of the U.K. Plan set forth in Appendix B and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the U.K. Plan.

U.S. Federal Tax Consequences.  The grant of an Option under the U.K. Plan does not give rise to any income tax liability for a Participant subject to tax in the U.S. Generally, the recipient of an Option grant in the U.S. would be subject to tax at the time of exercise of the Option on the difference between the fair market value of the Class A Common Stock obtained upon exercise of the Option and the per share exercise price. This amount would be taxed as ordinary income to the Option recipient and the Company would be entitled to a corresponding tax deduction in an amount equal to the amount taxable to the Participant at exercise. However, due to the potential discount from fair market value of the exercise price of shares of Class A Common Stock, and the other terms under the U.K. Plan, Participants subject to tax in the U.S. may be taxed earlier than at exercise of the Option (likely at vesting) and may also be subject to an additional 20% penalty. Any bonus or interest received under a Savings Contract will be subject to tax in the year received.

At the time of sale of shares of Class A Common Stock obtained upon exercise of an Option, the Participant will recognize a capital gain or loss. If the participant sells or disposes of the shares obtained upon exercise of an Option more than 12-months after purchase, the participant will recognize long-term capital gain on any additional gain. If the Participant sells or disposes of the shares obtained upon exercise of an Option 12-months or less after purchase, then the Participant will recognize short-term capital gain on any additional gain.

U.K. Tax Consequences.  The grant of Options under the U.K. Plan does not give rise to any income tax liability for Participants resident and ordinarily resident in the U.K. Provided that such a Participant has held the relevant Option for more than three years (or less than three years and his employment with the Company or a Participating Company has ceased as a result of death, disability, injury, retirement, the attainment of age 60 or redundancy), the exercise of those Options should not give rise to any income tax liability. If the Participant exercises the Options in other circumstances, however, a charge to income tax of the Participant may arise on the exercise of the Options. The income arising on exercise of such Options will form part of the Participant’s income for the tax year in which the exercise occurred, and income tax will be chargeable on the amount by which the fair market value of the common shares acquired upon exercise of the Option on the date of exercise exceeds the price paid for those shares. The income tax due will be payable by the Participant, after the Participant submits his annual tax return, through the U.K. “self assessment” regime.

At the time of sale of the underlying shares of Class A Common Stock received upon exercise of an Option, capital gains tax will arise on any gain realized and will be calculated by reference to the difference between the sale proceeds and the base cost of the common shares. The base cost of the common shares for this purpose is the price paid for such shares (plus any amount chargeable to income tax on exercise of the Option). A U.K. Participant is entitled to an annual capital gains tax exemption and the net chargeable gain is currently chargeable to tax at a flat rate of 18 percent. Any bonus or interest received under a Savings Contract will not give rise to any income tax or National Insurance Contributions liability to the Participant.

The Board unanimously recommends a vote FOR the approval of the Crawford & Company U.K. Sharesave Scheme, as amended.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Audit Committee of the Board of Directors to serve as independent auditors for the Company for the fiscal year 2010. Ernst & Young also served as the independent auditors of the Company for the Company’s 2008 and 2009 fiscal years. Although the selection and appointment of an independent auditor is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify this appointment. Despite the selection of Ernst & Young LLP as the Company’s independent auditors and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to select another auditor for 2010, without further shareholder action. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if he or she desires, and to respond to appropriate questions. In addition, a report of the Audit Committee in connection with the independence of the auditors, as well as other matters, follows the Board’s recommendation on this matter below.

Fees Paid to Ernst & Young LLP

In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provides some other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2009 and 2008:

	2009	2008

Audit fees(1)	$2,382,560	$2,501,938
Audit related fees(2)	330,324	231,144
Tax fees(3)	522,898	322,129
All other fees	—	—

Total	$3,235,782	$3,055,211

(1)	Audit fees include annual financial statement audit, the audit of internal control over financial reporting, and statutory audits required internationally.

(2)	Audit related fees include: SAS 70 reports, accounting consultations, and attest services related to acquisitions.

(3)	Tax fees consist principally of professional services rendered by Ernst & Young LLP for tax compliance and tax planning and advice.

The Audit Committee reviews and pre-approves in addition to all audit services, all non-audit services to be provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such non-audit services after due deliberation.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for 2010.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities to review the Company’s financial reporting process, the Audit Committee has reviewed and discussed with the Company’s management and the independent auditors the audited financial statements to be contained in the Annual Report on Form 10-K, for the fiscal year ended December 31, 2009. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committee, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In determining the independence of the auditors, the Audit Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company’s annual financial statements, is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit

Committee further discussed those items contained in NYSE Listing Rules Section 303(A)(6) and otherwise complied with the obligations stated therein. The Audit Committee held five meetings during fiscal year 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for 2010, with this selection to be ratified by the shareholders.

JAMES D. EDWARDS, CHAIRMAN
CHARLES H. OGBURN
CLARENCE H. RIDLEY

SHAREHOLDER PROPOSALS

Any shareholder proposal to be presented at the 2011 Annual Meeting of Shareholders must be received by the Company no later than November 22, 2010 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-4 under the Exchange Act and the By-laws of the Company, the Board of Directors may exercise discretionary voting authority at the 2011 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to have included in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to November 22, 2010 and the shareholder satisfies the other requirements of Rule 14a-4(c).

OTHER MATTERS

The Board of Directors knows of no other matters other than those as described herein to be brought before the Annual Meeting. If any other matters come before the Annual Meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.

March 23, 2010

APPENDIX A

CRAWFORD & COMPANY
EMPLOYEE STOCK PURCHASE PLAN,
AS AMENDED

Section 1.  Purpose

The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Crawford and each Subsidiary in the belief that such ownership will increase his or her interest in the success of Crawford and will provide an additional incentive for him or her to remain in the employ of Crawford or such Subsidiary. Crawford intends that this Plan constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code and further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

Section 2.  Definitions

2.1. The term Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

2.2. The term Authorization shall mean the Participant’s election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Offering Period in order to participate in this Plan for the related Purchase Period.

2.3. The term Beneficiary shall mean the person designated as such in accordance with Section 14.

2.4. The term Board shall mean the Board of Directors of Crawford.

2.5. The term Code shall mean the Internal Revenue Code of 1986, as amended.

2.6. The term Committee shall mean the Senior Compensation and Stock Option Committee of the Board.

2.7. The term Crawford shall mean Crawford & Company, a corporation incorporated under the laws of the State of Georgia, and any successor to Crawford.

2.8. The term Disability shall mean a condition which the Plan Administrator in his or her discretion determines should be treated as a total and permanent disability under Section 22(e)(3) of the Code.

2.9. The term Eligible Employee shall mean each employee of Crawford or a Subsidiary except:

(a) an employee who has completed less than one full and continuous year of employment as an employee of Crawford or such Subsidiary;

(b) an employee who customarily is employed 20 hours or less per week by Crawford or such Subsidiary;

(c) an employee who (after completing at least one full and continuous year of employment as an employee of Crawford or such Subsidiary) customarily is employed for not more than five (5) months in any calendar year by Crawford or such Subsidiary; and

(d) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Crawford based on the rules set forth in Sections 423(b)(3) and 424 of the Code.

An Employee’s continuous employment by Crawford or by a Subsidiary shall not be treated as interrupted by a transfer directly between Crawford and any Subsidiary or between one Subsidiary and another Subsidiary.

2.10. The term Exercise Date shall mean for each Purchase Period the last day of such Purchase Period.

2.11. The term Offering Period shall mean a period which (i) shall be set by the Committee, (ii) shall end before the beginning of the related Purchase Period and (iii) shall continue for no more than thirty (30) days.

2.12. The term Option Price shall mean, for each Purchase Period, eighty-five percent (85%) of the lesser of the closing price for a share of Stock on (A) the first day of the Purchase Period, or (B) the Exercise Date, as such closing prices are accurately reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, any similar trade publication selected by the Committee or, if the Committee makes no such selection, as such closing price is determined in good faith by the Committee; provided, if no closing price is so accurately reported for any such day, the closing price for such day shall be deemed to be the last closing price for a share of Stock which was so accurately reported before such day.

2.13. The term Participant shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in § 7 of this Plan for such Purchase Period.

2.14. The term Participating Employer shall for each Participant, as of any date, mean Crawford or a Subsidiary, whichever employ such Participant as of such date.

2.15. The term Plan shall mean this Crawford & Company 1996 Employee Stock Purchase Plan as effective as of the date set forth in Section 3 and as thereafter amended from time to time.

2.16. The term Plan Administrator shall mean the person or persons appointed by the Committee to administer this Plan.

2.17. The term Purchase Period shall mean a twelve (12) consecutive month period which shall begin on a date (within the fifteen (15) day period which immediately follows the end of the related Offering Period) set by the Committee on or before the beginning of the related Offering Period.

2.18. The term Retirement shall mean a termination of employment after reaching at least age 55 and completing at least ten (10) years of continuous employment with Crawford or a Subsidiary (where such continuous employment shall be determined using the same rules used to determine whether an employee is an Eligible Employee).

2.19. The term Stock shall mean the $1.00 par value Class A Common Stock of Crawford.

2.20. The term Subsidiary shall mean each entity which is a subsidiary of Crawford for the purposes of Section 424(f) of the Code, and which the Committee designates as eligible to participate in the Plan.

Section 3.  Effective Date

This Plan shall be first effective as of January 30, 1996. However, if any options are granted under this Plan under Section 9 before the date the shareholders of Crawford (acting at a duly called meeting of such shareholders) are treated under Section 423(b)(2) of the Code as having approved the adoption of this Plan, such options shall be granted subject to such approval and if such shareholders fail to approve such adoption before the first anniversary of such effective date, all such options automatically shall be null and void.

Section 4.  Offerings

Options to purchase shares of Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of the Committee; provided, however, there shall be no more than one Offering Period in effect at any time and no more than one Purchase Period in effect at any time.

Section 5.  Stock Available for Options

There initially shall be one million (1,000,000) shares of Stock available for purchase from Crawford upon the exercise of options granted under Section 9 of this Plan. Any shares of Stock which are subject to options granted under this Plan but which are not purchased on the related Exercise Date shall again become available under this Plan.

Section 6.  Administration

The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.

Section 7.  Participation

Each employee who will be an Eligible Employee on the last day of an Offering Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if

(1) he or she properly completes in writing and files an Authorization with the Plan Administrator on or before the last day of such Offering Period to purchase shares of Stock pursuant to an option granted under Section 9, and

(2) he or she remains an Eligible Employee through the first day of the Purchase Period.

An Authorization shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with Section 8) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under Section 9 and designating a Beneficiary. A Participant’s status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Account had been withdrawn under § 12 or § 13 or the purchases and distributions contemplated under Section 10 or Section 13 with respect to his or her Account have been completed, whichever comes first.

Section 8.  Payroll Deductions

(a) Initial Authorization.  Each Participant’s Authorization made under Section 7 shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation with respect to each of the twenty-six pay days during the Purchase Period (which twenty-six pay days shall be specified by the Committee and which pay days may include the pay day immediately preceding or immediately following the Purchase Period to ensure each Purchase Period includes twenty-six pay days) for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under Section 9, provided

(1) the total of such dollar amount for the Purchase Period shall not be less than $240.00, and

(2) the total of such dollar amount for the Purchase Period shall not be more than $21,000.00.

(b) Subsequent Authorization.  A Participant shall have the right to make one amendment to an Authorization after the end of an Offering Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Plan Administrator actually receives such amended Authorization.

(c) Account Credits, General Assets and Taxes.  All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by Crawford, by Crawford’s agent or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of Crawford or any such Subsidiary, and each Participant’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. Crawford, Crawford’s agent or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

(d) No Cash Payments.  A Participant may not make any contributions to his or her Account except through payroll deductions made in accordance with this Section 8.

(e) Priority and Insufficiency.  Payroll deductions under this Plan will be subordinate to all liens, garnishments, required taxes and deductions under other Crawford employee benefit plans. If there are not sufficient funds in any payroll period to satisfy the Authorization, the payroll deduction for that period only will be reduced accordingly. In no event will the payroll deduction in subsequent payroll periods be increased above that specified in the relevant Authorization.

Section 9.  Granting of Option

(a) General Rule.  Subject to Section 9(b) and Section 9(c), each Participant for a Purchase Period automatically shall be granted by operation of this Plan an option, exercisable on the Exercise Date, to purchase the number of shares of Stock (rounded down to the nearest whole number) determined by dividing (A) the total of the twenty-six payroll deductions credited to the Participant’s Account for the Purchase Period by (B) eighty-five percent (85%) of the closing price for a share of Stock on the first day of the Purchase Period, as such price is determined in accordance with Section 2.12. Each such option shall be exercisable only in accordance with the terms of this Plan.

(b) Available Shares of Stock.  If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the shares which Participants have elected to purchase through effective Authorizations, then each Participant’s option to purchase shares of Stock for such Purchase Period shall be reduced to equal the number of shares of Stock (rounded down to the nearest whole number) which the Plan Administrator shall determine by multiplying (A) the number of shares of Stock for which such Participant would have been granted an option under Section 9(a) if sufficient shares were available by (B) a fraction, (i) the numerator of which shall be the number of shares of Stock available for options for such Purchase Period and (ii) the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under Section 9(a) if sufficient shares were available.

(c) Limit on Number of Shares of Stock.  The number of shares of Stock determined in accordance with Section 9(a) or Section 9(b) to be issued to any Participant upon the exercise of an option granted under this Plan shall be reduced to the extent necessary such that after issuance of such shares of Stock the Participant shall own less than 5% of the total combined voting power or value of all classes of stock of Crawford, based on the rules set forth in Section 423(b)(3) and Section 424 of the Code.

Section 10.  Exercise of Option

(a) General Rule.  Unless a Participant files an amended Authorization under Section 10(b) or Section 12 on or before the Exercise Date for a Purchase Period, his or her option shall be exercised automatically in full on such Exercise Date.

(b) Partial Exercise.  A Participant may file an amended Authorization under this Section 10(b) with the Plan Administrator on or before an Exercise Date to elect, effective as of such Exercise Date, to exercise his or her option for a specific number of whole shares of Stock, which may not exceed the number of shares of Stock determined in accordance with Section 9.

(c) Payment.  Upon exercise of an option, each Participant’s Account shall be debited in an amount equal to (A) the Option Price multiplied by (B) the number of shares of Stock for which his or her option is being exercised. Each Subsidiary shall cause such payment to be remitted to Crawford as soon as practicable following the Exercise Date.

(d) Automatic Refund.  If a Participant’s Account has a remaining balance after his or her option has been exercised, such balance shall be refunded to the Participant in cash (without interest) as soon as practicable following such Exercise Date.

Section 11.  Delivery

A stock certificate representing any shares of Stock purchased upon the exercise of an option under this Plan shall be delivered to a Participant in (i) his or her name or, if the Participant so directs on his or her

Authorization filed with the Plan Administrator on or before the Exercise Date for such option and if permissible under applicable law, (ii) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person.

Section 12.  Voluntary Account Withdrawal

A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with the Plan Administrator on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period.

Section 13.  Termination of Employment

(a) Death, Disability or Retirement.  If a Participant’s employment by Crawford or a Subsidiary terminates as a result of his or her death, Disability or Retirement on or before the Exercise Date, and if such Participant or, in the event he or she dies, his or her Beneficiary timely makes an irrevocable election in writing under this Section 13(a), such person shall have the right

(1) to withdraw the Participant’s entire Account in cash (without interest), or

(2) to apply the Participant’s entire Account to purchase whole shares of Stock at the Option Price for such Purchase Period as of the related Exercise Date.

Any election made under this Section 13(a) shall be irrevocable and shall be timely only if actually delivered to the Plan Administrator on or before the earlier of (i) the Exercise Date for such Purchase Period or (ii) the last day of the three (3) consecutive months period which begins on the last day the Participant was an Eligible Employee. If no timely election is made under this Section 13(a), a Participant shall be deemed to have elected the cash alternative set forth in Section 13(a)(1). If the purchase alternative set forth in Section 13(a)(2) is elected, the certificate representing the shares of Stock purchased shall be delivered as soon as administratively practicable to the Participant or, in the event he or she dies, to his or her Beneficiary. If a Participant’s Account has a remaining balance after his or her option has been exercised under this Section 13(a), such balance automatically shall be refunded to the Participant, or in the event he or she dies, to his or her Beneficiary in cash (without interest) as soon as practicable after such exercise.

(b) Other Terminations.  Except as provided in Section 13(c), if a Participant’s status as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever other than his or her death, Disability or Retirement, his or her Account automatically shall be distributed as if he or she had elected to withdraw his or her Account in cash under Section 12 immediately before the date his or her employment had so terminated.

(c) Transfers.  If a Participant is transferred directly between his or her Participating Employer and another Participating Employer while he or she has an Authorization in effect, such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect. If a Participant is transferred between his or her Participating Employer and another entity (other than a Participating Employer) in which Crawford has, directly or indirectly, a twenty percent (20%) or greater equity interest, his or her payroll deductions shall automatically terminate upon the effective date of such transfer as if he or she had so amended his or her Authorization pursuant to Section 8(c), but he or she may continue as a Participant for the relevant Purchase Period only.

Section 14.  Designation of Beneficiary

A Participant shall designate on his or her Authorization a beneficiary (1) who shall act on his or her behalf if the Participant dies before the end of a Purchase Period and (2) who shall receive the Stock, if any, and cash, if any, to the Participant’s credit under this Plan if the Participant dies after the end of a Purchase

Period but before the delivery of the certificate representing such shares of Stock, if any, and the cash, if any, to his or her credit in such Account. Such designation may be revised in writing at any time by the Participant by filing an amended Authorization, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Authorization. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last know mailing address, the whereabouts of the person so designated are unknown, then the Participant’s Beneficiary shall be determined by the Plan Administrator in accordance with the Participant’s will or the applicable laws of descent and distribution.

Section 15.  Transferability

Neither the balance credited to a Participant’s Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Plan Administrator in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with Section 12. A Participant’s right, if any, to transfer any interest in this Plan at his or her death shall be determined exclusively under Section 13 and Section 14.

Section 16.  Adjustment

The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the related Option Price and the number of shares of Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of Crawford, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock available under this Plan and the number of shares of Stock covered by options granted under this Plan and the related Option Prices in the event of any corporate transaction described in Section 424(a) of the Code. If any adjustment under this Section 16 would create a fractional share of Stock or a right to acquire a fractional share, such fractional share shall be disregarded and the number of shares of Stock subject to each option granted pursuant to this Plan shall be the next lower number of whole shares of Stock, rounding all fractions downward. An adjustment made under this Section 16 by the Board shall be conclusive and binding on all affected persons.

Section 17.  Securities Registration

If Crawford shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes, any shares of Stock with respect to which an option shall have been exercised under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, Crawford shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, Crawford whenever required shall register shares of Stock for which such option is exercised under the Securities Exchange Act of 1934, as amended, and shall make prompt application for the listing on such national exchange of such shares, all at the expense of Crawford.

Section 18.  Amendment or Termination

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with Section 423 of the Code and the laws of the State of Georgia, and any such amendment shall be subject to the approval of Crawford’s shareholders to the extent such approval is required under Section 423 of the Code or the laws of the State of Georgia or to the extent such approval is required to meet the security holder approval requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. However, no provision of this Plan shall be amended more than once every six (6) months if amending such provisions more frequently would result in the loss of an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (i) each Participant consents in writing to such modification, amendment or cancellation, (ii) such modification only accelerates the Exercise Date for the related Purchase Period or (iii) the Board acting in good faith deems that such action is required under applicable law.

Section 19.  Notices

All Authorizations and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified to the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of such Authorizations and communications.

Section 20.  Employment

No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Crawford or any subsidiary of Crawford, including a Subsidiary. No Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.

Section 21.  Headings, References and Construction

The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections in this Plan shall be to sections of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.

CRAWFORD & COMPANY

By:	/s/ D. A. Smith

Title:	Chairman, President & CEO

APPENDIX B

CRAWFORD & COMPANY
U.K. SHARESAVE SCHEME,
AS AMENDED

HMRC Reference: SRS2374/IGB

1.	DEFINITIONS AND INTERPRETATION

1.1 In this Scheme, unless the context otherwise requires:

“3-Year Option”, “5-Year Option” and “7-Year Option” have the meanings given in sub-rule 3.2 below;

“Associated Company” means an associated company within the meaning given to that expression by paragraph 47 of Schedule 3;

“Board” means the board of directors of the Company or a committee appointed by them;

“Bonus Date”, in relation to an option, means:

(A) in the case of a 3-Year Option, the earliest date on which the bonus is payable,

(B) in the case of a 5-Year Option, the earliest date on which a bonus is payable, and

(C) in the case of a 7-Year Option, the earliest date on which the maximum bonus is payable;

and for this purpose “payable” means payable under the Savings Contract made in connection with the option;

“Company” means Crawford & Company, a corporation incorporated under the laws of the state of Georgia in the USA;

“Control” means control within the meaning of section 995 of the Income Tax Act 2007;

“Exercise Date” shall be the date on which a validly completed notice of exercise is received by the Company;

“Grant Day” shall be construed in accordance with sub-rule 2.1 below;

“Invitation Date” shall be the date on which an invitation is given pursuant to sub-rule 3.6 below;

“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003;

“ITTOIA 2005” means the IT (Trading and Other Income) Act 2005;

“Key Feature” means a provision of the Scheme which is necessary in order to meet the requirements of Schedule 3;

“Participant” means a person who holds an option granted under this Scheme;

“Participating Company” means the Company or any Subsidiary to which the Board has resolved that this Scheme shall for the time being extend;

“Revenue” means Her Majesty’s Revenue and Customs;

“Savings Body” means any bank, building society, or European authorised institution (within the meaning of section 704 ITTOIA 2005 and authorised in accordance with section 707 ITTOIA 2005) with which a Savings Contract can be made;

“Savings Contract” means an agreement to pay monthly contributions under the terms of a certified contractual savings scheme, within the meaning of section 703(1) ITTOIA 2005, which has been approved by the Revenue for the purposes of Schedule 3;

“Schedule 3” means Schedule 3 to ITEPA 2003;

“Specified Age” means age 60;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 1159 of the Companies Act 2006) and of which the Company has Control;

“Taxes Act 1988” means the Income and Corporation Taxes Act 1988;

and expressions not otherwise defined in this Scheme have the same meanings as they have in Schedule 3.

1.2 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3 Expressions in italics are for guidance only and do not form part of this Scheme.

2.	ELIGIBILITY

2.1 Subject to sub-rule 2.5 below, an individual is eligible to be granted an option on any day (the “Grant Day”) if (and only if):

(A) he is on the Grant Day an employee or director of a company which is a Participating Company; and

(B) he either satisfies the conditions specified in sub-rule 2.2 below or is nominated by the Board for this purpose.

2.2 The conditions referred to in sub-rule 2.1(B) above are that:

(A) the individual shall at all times during the qualifying period have been an employee (but not a director) or a full-time director of the Company or a company which was for the time being a Subsidiary; and

(B) at the relevant time, the individual’s earnings from his employment or office meet (or would meet if there were any) the requirements set out in paragraphs 6(2)(c) and 6(2)(ca) of Schedule 3.

2.3 For the purposes of sub-rule 2.2 above:

(A) the relevant time is the date on which any invitation is given under Rule 3.6 below or such other time during the period of 5 years ending with the Grant Day as the Board may determine (provided that no such determination may be made if it would have the effect that the qualifying period would not fall within that 5- year period);

(B) the qualifying period is such period ending at the relevant time but falling within the 5-year period mentioned in paragraph 2.3(A) above as the Board may determine;

(C) an individual shall be treated as a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the company not less than 25 hours a week;

(D) Chapter I of Part XIV of the Employment Rights Act 1996 shall have effect, with any necessary changes, for ascertaining the length of the period during which an individual shall have been an employee or a full-time director and whether he shall have been an employee or a full-time director at all times during that period.

2.4 Any determination of the Board under paragraph 2.3(A) or 2.3(B) above shall have effect in relation to every individual for the purpose of ascertaining whether he is eligible to be granted an option on the Grant Day.

2.5 An individual is not eligible to be granted an option at any time if he is at that time ineligible to participate in this Scheme by virtue of paragraph 11 of Schedule 3 (material interest in close company).

3.	GRANT OF OPTIONS

3.1 Subject to Rule 4 below, the Board may grant an option to acquire shares in the Company which satisfy the requirements of paragraphs 18 to 22 of Schedule 3 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in this Scheme, to any individual who:

(A) is eligible to be granted an option in accordance with Rule 2 above, and

(B) has applied for an option and proposed to make a Savings Contract in connection with it (with a Savings Body approved by the Board) in the form and manner prescribed by the Board,

and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2 The type of option to be granted to an individual, that is to say a 3-Year Option, a 5-Year Option or a 7-Year Option, shall be determined by the Board or, if the Board so permits, by the individual; and for this purpose:

(A) a 3-Year Option is an option in connection with which a three year Savings Contract is to be made and in respect of which, subject to sub-rule 4.3 below, the repayment is to be taken as including the bonus;

(B) a 5-Year Option is an option in connection with which a five year Savings Contract is to be made and in respect of which, subject to sub-rule 4.3 below, the repayment is to be taken as including a bonus other than the maximum bonus; and

(C) a 7-Year Option is an option in connection with which a five year Savings Contract is to be made and in respect of which the repayment is to be taken as including the maximum bonus.

3.3 The amount of the monthly contribution under the Savings Contract to be made in connection with an option granted to an individual shall, subject to sub-rule 4.5 below, be the amount which the individual shall have specified in his application for the option that he is willing to pay or, if lower, the maximum permitted amount, that is to say, the maximum amount which:

(A) when aggregated with the amount of his monthly contributions (being not less than £5) under any other Savings Contract linked to this Scheme or to any other savings-related share option scheme approved under Schedule 3, does not exceed £250 or such other maximum amount as may for the time being be permitted by paragraph 25(3)(a) of Schedule 3;

(B) does not exceed the maximum amount for the time being permitted under the terms of the Savings Contract; and

(C) when aggregated with the amount of his monthly contributions under any other Savings Contract linked to this Scheme, does not exceed any maximum amount determined by the Board.

3.4 The number of shares in respect of which an option may be granted to any individual shall be the maximum number which can be paid for, at the price determined under sub-rule 3.5 below, with monies equal to the amount of the repayment due on the Bonus Date under the Savings Contract to be made in connection with the option and for these purposes, the exchange rate to be used shall be the closing mid-point sterling/US dollar exchange rate published in the Financial Times (or such other newspaper as the Board may select from time to time) on the Exercise Date (or if not published on that day, the last preceding day of publication).

3.5 The price at which shares may be acquired by the exercise of options of a particular type granted on any day shall be a price denominated in US dollars which is determined by the Board and stated on that day, provided that:

(A) if shares of the same class as those shares are quoted on the New York Stock Exchange, the price shall not be less than 80% of:

(1) the average of the closing prices of shares of that class on the five dealing days last preceding the Invitation Date, or

(2) if the first of those dealing days does not fall within the period of 30 days ending with the day on which the options are granted or falls prior to the date on which the Company last announced its results for any period, the closing price of shares of that class on the dealing day last preceding the day on which the options are granted or such other dealing day as may be agreed with the Revenue;

(B) if paragraph (A) above does not apply, the price shall not be less than the Specified Percentage of the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of this Scheme with the Revenue Shares and Assets Valuation, on:

(1) the Invitation Date, or

(2) if that date does not fall within the period of 30 days ending with the day on which the options are granted, on the day on which the options are granted or such other day as may be agreed with the Revenue; and

(C) in the case of an option to acquire shares only by subscription, the price shall not be less than the nominal value of those shares;

3.6 The Board shall ensure that, in relation to the grant of options on any day:

(A) every individual who is eligible to be granted an option on that day has been given an invitation;

(B) the invitation specifies a period of not less than 14 days in which an application for an option may be made; and

(C) every eligible individual who has applied for an option as mentioned in sub-rule 3.1 above is in fact granted an option on that day.

3.7 An invitation to apply for an option may only be given within the period of 10 years ending on 5 November 2019.

3.8 An option granted to any person:

(A) shall not, except as provided in sub-rule 5.2 below, be capable of being transferred by him; and

(B) shall lapse forthwith if he is adjudged bankrupt.

4.	EXERCISE OF OPTIONS

4.1 The exercise of any option shall be effected in the form and manner prescribed by the Board, provided that the monies paid for shares on such exercise shall not exceed the amount of the repayment made and any interest paid under the Savings Contract made in connection with the option.

4.2 Subject to sub-rules 4.3, 4.4 and 4.6 below and to Rule 6 below, an option shall not be capable of being exercised before the Bonus Date.

4.3 Subject to sub-rule 4.8 below:

(A) if any Participant dies before the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death, and

(B) if he dies on or within 6 months after the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the Bonus Date,

provided in either case that his death occurs at a time when he either holds the office or employment by virtue of which he is eligible to participate in this Scheme or is entitled to exercise the option by virtue of sub-rule 4.4 below.

4.4 Subject to sub-rule 4.8 below, if any Participant ceases to hold the office or employment by virtue of which he is eligible to participate in this Scheme (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him:

(A) if he so ceases by reason of injury, disability, redundancy within the meaning of the Employment Rights Act 1996, or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of his so ceasing;

(B) if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have Control, or relates to a business or part of a business which is transferred to a person who is not an Associated Company of the Company, the option may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of his so ceasing;

(C) if he so ceases for any other reason within 3 years of the grant of the option, the option may not be exercised at all;

(D) if he so ceases for any other reason (except for dismissal for misconduct) more than 3 years after the grant of the option, the option may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of his so ceasing.

4.5 Subject to sub-rule 4.8 below, if, at the Bonus Date, a Participant holds an office or employment with a company which is not a Participating Company but which is an Associated Company of the Company, any option granted to him may (and subject to sub-rule 4.3 above must, if at all) be exercised within 6 months of the Bonus Date.

4.6 Subject to sub-rule 4.8 below, where any Participant continues to hold the office or employment by virtue of which he is eligible to participate in this Scheme after the date on which he reaches the Specified Age, he may exercise any option within 6 months of that date.

4.7 Subject to sub-rule 4.3 above, an option shall not be capable of being exercised later than 6 months after the Bonus Date.

4.8 Where, before an option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the option may not be exercised at all.

4.9 A Participant shall not be treated for the purposes of sub-rules 4.3 and 4.4 above as ceasing to hold the office or employment by virtue of which he is eligible to participate in this Scheme until he ceases to hold an office or employment in the Company or any Associated Company of the Company, and a female Participant who ceases to hold the office or employment by virtue of which she is eligible to participate in this Scheme by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for the purposes of sub-rule 4.4 above as not having ceased to hold that office or employment.

4.10 A Participant shall not be eligible to exercise an option at any time:

(A) unless, subject to sub-rules 4.4 and 4.5 above, he is at that time a director or employee of a Participating Company;

(B) if he is not at that time eligible to participate in this Scheme by virtue of paragraph 8 of Schedule 3 (material interest in close company).

4.11 An option shall not be capable of being exercised more than once.

4.12 Within 30 days after an option has been exercised by any person, the Board shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:

(A) the Board considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

(B) in a case where a Participating Company is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:

(1) made a payment to the Participating Company of an amount equal to the Tax Liability; or

(2) entered into arrangements acceptable to that or another Participating Company to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Participating Company of the relevant amount out of the proceeds of sale or otherwise).

4.13 All shares allotted under this Scheme shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to such shares by reference to a record date before the date of the allotment.

4.14 If shares of the same class as those allotted under this Scheme are listed on any stock exchange, the Company shall apply to that stock exchange for any shares so allotted to be admitted thereto.

5.	TAKEOVER, RECONSTRUCTION AND WINDING UP

5.1 If any person obtains Control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company, which is made on a condition such that, if it is met, the person making the offer will have Control of the Company; or

(B) all the shares in the Company which are of the same class as the shares in question obtained under the Scheme; and

the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 4.3, 4.4, 4.7 and 4.8 above, any option may be exercised within one month (or such longer period as the Board may permit) of the notification, but not later than 6 months after that person has obtained Control and any condition subject to which the offer is made has been satisfied.

5.2 If a compromise or arrangement is sanctioned by the court under section 899 of the Companies Act 2006 for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 4.3, 4.4, 4.7 and 4.8 above, any option may be exercised within one month of the notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration of that period.

5.3 If as a result of the events specified in sub-rules 5.1 and 5.2 a company (the “acquiring company”) obtains Control of the Company, any Participant may at any time within 6 months beginning with the time, in the case of the events specified in sub-rule 5.1, the acquiring company obtains Control and any condition subject to which the offer is made is met and, in the case of the events in sub-rule 5.2 the acquiring company obtains Control (or such other period as specified in paragraph 38(3) of Schedule 3) by agreement with the acquiring company, release any option which has not lapsed (the “old option”) in consideration of the grant to him of an option (the “new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 18(b) or (c) of Schedule 3).

5.4 The new option shall not be regarded for the purposes of sub-rule 5.3 above as equivalent to the old option unless the conditions set out in paragraph 39(4) of Schedule 3 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:

(A) the new option were an option granted under this Scheme at the same time as the old option;

(B) except for the purposes of the definitions of “Participating Company” and “Subsidiary” in sub-rule 1.1, and sub-rules 4.4(B), 4.5 and 4.9 above, the expression the “Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this Scheme”;

(C) the Savings Contract made in connection with the old option had been made in connection with the new option; and

(D) the Bonus Date in relation to the new option were the same as that in relation to the old option.

6.	VARIATION OF CAPITAL

6.1 Subject to sub-rule 6.3 below, in the event of any variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under sub-rule 6.2 below.

6.2 An adjustment made under this sub-rule shall be to one or more of the following:

(A) the price at which shares may be acquired by the exercise of any option;

(B) where any option has been exercised but no shares have been allotted or transferred pursuant to the exercise, the price at which they may be acquired.

6.3 At a time when this Scheme is approved by the Revenue under Schedule 3, no adjustment under sub-rule 6.2 above shall be made without the prior approval of the Revenue.

6.4 An adjustment under sub-rule 6.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised exceeds the price at which the shares may be subscribed for and to apply that sum in paying up that amount on the shares; and so that on the exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

7.	ALTERATIONS

The Board may at any time alter this Scheme, provided that:

(A) no amendment may materially affect a Participant as regards an option granted prior to the amendment being made; and

(B) no amendment to a Key Feature shall have effect until approved by the Revenue.

8.	MISCELLANEOUS

8.1 The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.

8.2 In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

8.3 The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable laws.

8.4 Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or a Subsidiary, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

Shareowner ServicesSM CRAWFORD & COMPANY P.O. Box 64945 St. Paul, MN 55164-0945 COMPANY # Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 3 INTERNET — www.eproxy.com/crd Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 3, 2010. 3 PHONE — 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 3, 2010. 3 MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4. 1. Proposal to elect the eight (8) 01 P. G. Benson 05 R. L. Honoré ??Vote FOR ??Vote WITHHELD nominees listed as Directors 02 J. T. Bowman 06 C. H. Ogburn all nominees from all nominees (except as indicated 03 J. C. Crawford 07 C. H. Ridley (except as marked) to the contrary). 04 J. D. Edwards 08 E. J. Wood, III (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Proposal to approve an amendment to the Crawford & Company 1996 Employee Stock Purchase Plan to increase the number of shares of Class A ??For ??Against ??Abstain Common Stock available under the Plan by 1,000,000. 3. Proposal to approve the Crawford & Company U.K. ShareSave Scheme, as amended. ??For ??Against ??Abstain 4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2010 fiscal year. ??For ??Against ??Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Date ___Address Change? Mark box, sign, and indicate changes below: ? Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CRAWFORD & COMPANY ANNUAL MEETING OF STOCKHOLDERS May 4, 2010 2:00 p.m. Crawford & Company
Worldwide Headquarters 1001 Summit Boulevard Atlanta, Georgia 30319 Crawford & Company 1001 Summit Boulevard Atlanta, Georgia 30319 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2010. The shares of Class B common stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint J. T. Bowman, W. B. Swain, and A. W. Nelson, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.